
                                                                   EXHIBIT 10.21

                                                                  UNIT 19, LOT 4

                   COMMERCIAL LAND PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                                 BY AND BETWEEN

                          WESTBROOK TORREY HILLS, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP,

                                   AS SELLER,

                                       AND

                           TORREY VIEW PHASE II, L.P.,

                        A CALIFORNIA LIMITED PARTNERSHIP,

                                    AS BUYER

               (DATED FOR REFERENCE PURPOSES AS OF JULY 10, 2001.)


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                                TABLE OF CONTENTS

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1.  Fundamental Provisions...............................................     1

2.  Purchase and Sale....................................................     4

3.  Earnest Money........................................................     4
    3.1  Buyer's Deposits of Earnest Money...............................     4
         3.1.1.  Time for Deposits.......................................     4
         3.1.2.  Failure to Deposit......................................     4
         3.1.3.  Escrow Holder Acknowledgment............................     4
    3.2. Investment of Earnest Money.....................................     4
    3.3. Disbursements of Earnest Money to Seller........................     5
    3.4. Application of Earnest Money....................................     5
    3.5. Non-Refundability...............................................     5

4.  Feasibility..........................................................     5
    4.1. Buyer's Feasibility Analysis....................................     5
    4.2. Diligence Deliveries............................................     6
    4.3. Inspection and Indemnity........................................     6
    4.5. Buyer's Termination.............................................     7

5.  Condition of Title...................................................     7
    5.1. Preliminary Title Report........................................     7
    5.2. Removal of Objections...........................................     7
    5.3. Review of Supplemental Reports..................................     9

6.  Deliveries and Execution at Closing..................................    10
    6.1. Seller's Deliveries.............................................    10
    6.2. Buyer's Deliveries..............................................    10
    6.3. Buyer's Execution of Documents..................................    11

7.  Closing..............................................................    11
    7.1. Closing Conditions..............................................    11
         7.1.1.  The Conditions..........................................    11
         7.1.2.  Waiver of Conditions Precedent..........................    12
    7.2. The Closing.....................................................    13
    7.3. Failure of Timely Satisfaction of Conditions....................    13
    7.4. Proration of Real Estate Taxes..................................    13
    7.5. Costs and Expenses of Closing...................................    14
    7.6. Distribution of Funds and Documents.............................    14

8.  Representations and Warranties by Buyer..............................    15

9.  Representations and Warranties by Seller.............................    15

10. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES........................    16
    10.1. PROPERTY CONDITION.............................................    16
    10.2. PERMITS AND APPROVALS..........................................    17

11. Seller's Development Obligations.....................................    18
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                                      -i-
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    11.1. Infrastructure and Grading Improvements........................    18

12. Buyer's Development Obligations......................................    18
    12.1. Construction of Buyer's Improvements...........................    18
    12.2. ADTs...........................................................    19
    12.3. Indemnification................................................    19

13. Relation to Other Property...........................................    19
    13.1. Land Use Changes...............................................    19
    13.2. Trade Names and Trademarks.....................................    20
    13.3. Development Agreement..........................................    20

14. Community Facilities District........................................    20
    14.1. Districts......................................................    20
    14.2. Notice of Special Tax..........................................    20

15. Condemnation.........................................................    20

16. Remedies.............................................................    21
    16.1. REMEDIES FOR BREACH BY SELLER..................................    21
    16.2. REMEDIES FOR BREACH BY BUYER...................................    21
    16.3. GENERAL PROVISIONS.............................................    22
    16.4. Event of Bankruptcy............................................    22

17. Effect of Termination................................................    23

18. ORDER OF REFERENCE...................................................    24

19. Assignment...........................................................    25
    19.1. By Seller......................................................    25
    19.2. By Buyer.......................................................    25
    19.3. General........................................................    25

20. Notice...............................................................    26

21. TIME LIMIT...........................................................    26

22. Attorneys' Fees and Legal Expenses...................................    26

23. No Partnership.......................................................    26

24. Damage to the Property...............................................    27
    24.1. Minor Damage...................................................    27
    24.2. Major Damage...................................................    27

25. Real Estate Commissions..............................................    27

26. Unavoidable Delay....................................................    27

27. Entire Agreement.....................................................    28

28. Applicability........................................................    28

29. Time.................................................................    28

30. Construction of Agreement............................................    28
    30.1. Section Headings...............................................    28



                                      -ii-
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    30.2. Gender and Number..............................................    28
    30.3. Exhibits.......................................................    28
    30.4. Applicable Law.................................................    28
    30.5. Section Reference..............................................    28
    30.6. Joint Work Product.............................................    29

31. Reporting of Foreign Investment......................................    29

32. Execution............................................................    29

33. Confidentiality......................................................    29

34. Prohibition Against Recordation......................................    29

35. Escrow...............................................................    29
    35.1. Conflicting Demands............................................    30
    35.2. Tax Reassessments..............................................    30
    35.3. Additional Recording Fee.......................................    30
    35.4. Disbursements from Escrow......................................    30

36. Offer:  Expiration...................................................    30

37. Other Defined Terms..................................................    30

                                TABLE OF EXHIBITS

EXHIBIT
-------
  "A"    BUYER'S IMPROVEMENTS

  "B"    TABLE OF DEFINED TERMS

  "C"    FORM OF BUYER'S CONSENT LETTER

  "D"    ADDITIONAL ESCROW TERMS

  "E"    SELLER DILIGENCE DELIVERIES

  "F"    GRANT DEED

            "1" TO GRANT DEED - LEGAL DESCRIPTION OF THE PROPERTY

  "G"    FORM OF RIGHT OF FIRST OFFER AGREEMENT

            "1" TO RIGHT OF FIRST OFFER - The Property

            "2" TO RIGHT OF FIRST OFFER - The Improvements

            "3" TO RIGHT OF FIRST OFFER - Torrey Hills

  "H"    FORM OF UNDERTAKING OF REPRESENTATIONS AND WARRANTIES AND RELEASE AND
         AGREEMENT

  "I"    ASSIGNMENT OF WORK PRODUCT

  "J"    RELEASE

  "K"    PARTIAL ASSIGNMENT OF WARRANTIES

                   COMMERCIAL LAND PURCHASE AND SALE AGREEMENT

      This Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions (this "AGREEMENT") is dated for reference purposes as of July 10, 2001 and is made as of the "Effective Date" (defined below), between WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("SELLER"), and TORREY VIEW PHASE II, L.P., a California limited partnership ("BUYER").

                                   WITNESSETH:

      1. FUNDAMENTAL PROVISIONS. As used in this Agreement and any exhibits annexed hereto, unless the context otherwise requires or is otherwise herein expressly provided, the following terms shall have the following meanings:

            (a) Buyer: TORREY VIEW PHASE II, L.P., a California limited partnership.

                  Address:          c/o San Diego Realty Advisors
                                    7676 Hazard Center Drive, Suite 500
                                    San Diego, CA 92108
                                    Attention:  James C. Purvis
                                    Facsimile:  (619) 497-2644
                                    Telephone:  (619) 497-2567

                  With a copy to:

                                    Sherman & Lapidus, LLP
                                    750 B Street, Suite 2330
                                    San Diego, CA 92101
                                    Telephone: (619) 338-4912
                                    Fax: (619) 231-8770
                                    Attn:  Lawrence M. Sherman

            (b) Seller: Westbrook Torrey Hills, L.P., a Delaware limited partnership.

                  Address:          Westbrook Torrey Hills, L.P.
                                    9404 Genesee Avenue, Suite 340
                                    La Jolla, California  92037
                                    Telephone:  (858) 455-1234
                                    Fax: (858) 453-2010
                                    Attn:  E. William Meyer,
                                    Vice President & General Manager

                  With  a copy to:

                                    Westerra Management, LLC
                                    3030 LBJ Freeway, Suite 1500
                                    Dallas, Texas  75234
                                    Attn: Laura L. Brewer, Asst. General Counsel
                                    Telephone:  (972) 443-6063
                                    Fax:  (972) 443-6192

            (c) Property: The real property located in the City of San Diego, California and more particularly described as:

                  Torrey Hills VTM 95-0554, Unit 19, Lot 4 (+/- 10.73 gross acres): [TO BE REPLACED BY CITY-APPROVED FINAL MAP LEGAL DESCRIPTION, WHICH FINAL MAP SHALL BE RECORDED PRIOR TO CLOSING (AS DEFINED IN SECTION 7.1(g) HEREIN).]

            (d) Purchase Price: Five Million Fifty-six Thousand and 00/100 Dollars ($5,056,000.00), subject to adjustment pursuant to Section 1(r) herein.

            (e) Initial Deposit: Twenty-five Thousand and 00/100 Dollars ($25,000.00) in Cash, unless increased to a total of One Hundred Thousand and 00/100 Dollars ($100,000.00) in Cash, pursuant to Section 1(g) below.

            (f) Feasibility Deposit: Six Hundred Thousand and 00/100 Dollars ($600,000.00) in Cash, regardless of the length of the Feasibility Period, less the Initial Deposit amount.

            (g) Feasibility Period: The period commencing on the Effective Date and terminating forty-five (45) days beyond the Effective Date. Buyer may extend the Feasibility Period an additional thirty (30) days, however, by delivering an additional deposit of Seventy-five Thousand and 00/100 Dollars ($75,000.00) no later than 5:00 p.m. PST on the 45th day of the Feasibility Period, thereby increasing the Initial Deposit to One Hundred Thousand and 00/100 Dollars ($100,000.00).

            (h)   Scheduled Closing Date: The later of the date that is fifteen
      (15) Business Days after (i) the date of Seller's delivery of a Soils Certificate and an Engineer's Certificate to Buyer and Escrow Holder (as defined in Section 37 herein) evidencing Seller's completion of Seller's Improvements, as set forth in Section 11 or (ii) recordation of the Final Map.

            (i)   Escrow Holder: Stewart Title of California, Inc.

                  Address: 3111 Camino Del Rio North, Suite 900 San Diego, CA 92108
                                    Telephone: (619) 692-1600
                                    Fax: (619) 295-2972
                                    Attn:  ____________________
                                    Escrow Number:  ___________

            (j)   Title Company:    Stewart Title Guaranty Company

                  Address: 3111 Camino Del Rio North, Suite 900 San Diego, CA 92108
                                    Telephone: (619) 692-1600
                                    Fax: (619) 297-1715
                                    Attn:  Mr. Frank Green
                                    Title Order Number:  __________

            (k) Buyer's Improvements: The commercial real property improvements to be constructed on the Property by Buyer and more particularly described in EXHIBIT "A".

            (l) Buyer's Maximum ADT Allocation: Buyer shall receive from Seller the ADT allocation necessary to service a 103,800 square foot commercial office complex, not to exceed one thousand five hundred fifty-seven (1,557) ADTs.

            (m) Effective Date: The date the Escrow Holder receives a fully executed counterpart hereof, together with the Initial Deposit.

            (n) Construction Commencement Deadline: Three hundred sixty (360) days following the Closing.

            (o) Construction Completion Deadline: Four hundred twenty (420) days following commencement of construction.

            (p) Broker: C.B. Richard Ellis for Seller and San Diego Realty Advisors, LLC for Buyer. Commission shall be deemed earned and payable by Seller to Seller's Broker only in the event of a closing of escrow and funding hereunder, pursuant to the terms of separate listing agreements with Buyer and Seller under which Seller's Broker will look solely to Seller for any commission and Buyer's Broker will look solely to Buyer for any commission arising from the Closing of this transaction.

            (q) Torrey Hills: Seller's planned commercial and residential development of which the Property constitutes a part.

            (r) SDG&E Transmission Line Relocation: In accordance with conditions #52 and #81 of the City Council Conditions for Vesting Tentative Map No. 95-0554, Seller shall, as a part of the construction of Vista Sorrento Parkway, cause SDG&E to i) perform a final relocation of the SDG&E transmission line to a location approximately parallel to and at the approximate same elevation as the final alignment of Vista Sorrento Parkway and ii) release its easement currently recorded on the Property. Buyer acknowledges that an existing SDG&E power line runs through the Property, and that Seller is responsible for posting the necessary funds and documents with SDG&E for its relocation and easement release. Since Seller cannot control the actual date SDG&E commences and completes said relocation and easement release, Buyer and Seller shall reach mutual agreement no later than the last day of the Feasibility Period (as it may be extended) on terms under which the SDG&E relocation and easement release shall not be a condition of Closing.

      A table of other terms defined in this Agreement is attached hereto as EXHIBIT "B".

      2. PURCHASE AND SALE. For the consideration hereinafter set forth, but subject to the terms, provisions, covenants and conditions herein contained, Seller hereby agrees to sell and convey, and Buyer hereby agrees to purchase and pay the Purchase Price for, the Property.

      3.    EARNEST MONEY.

            3.1.  BUYER'S DEPOSITS OF EARNEST MONEY.

                  3.1.1. TIME FOR DEPOSITS. Buyer shall deposit the Initial Deposit, together with a letter in the form of EXHIBIT "C" executed by Buyer and Buyer's counsel as indicated in such Exhibit, with Escrow Holder within two (2) days after Buyer receives notice from Escrow Holder that Seller has deposited an executed counterpart of this Agreement in Escrow. If Buyer elects, Buyer may deliver the Feasibility Deposit to Escrow Holder at any time before the end of the Feasibility Period.

                  3.1.2. FAILURE TO DEPOSIT. If Buyer shall fail to deliver the Initial Deposit to Escrow Holder at the time set forth herein, then Buyer shall be in breach of its obligations hereunder and Seller shall have the right to terminate this Agreement in accordance with Section 16 hereof. If Buyer shall fail to deliver the Feasibility Deposit to Escrow Holder before the end of the Feasibility Period, then Buyer shall be deemed to have elected not to acquire the Property and to have terminated this Agreement in accordance with Section
4.4 hereof, and the provisions of Section 17 shall govern the rights and obligations of the parties thereafter.

                  3.1.3. ESCROW HOLDER ACKNOWLEDGMENT. Escrow Holder agrees to deliver, or cause to be delivered, to Buyer and Seller, Escrow Holder's written acknowledgment promptly after Escrow Holder shall have received each of the following (a) a fully executed copy of this Agreement, (b) the Initial Deposit, or (c) the Feasibility Deposit.

            3.2. INVESTMENT OF EARNEST MONEY. Escrow Holder shall, promptly upon receipt, deposit the Earnest Money in an interest-bearing account at a financial institution selected by Buyer and approved by Seller. The interest thus derived shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. Buyer and Seller agree to and shall be bound by the terms set forth on EXHIBIT "D" attached hereto.

            3.3. DISBURSEMENTS OF EARNEST MONEY TO SELLER. At Seller's sole election, upon receipt of the Feasibility Deposit, Escrow Holder shall disburse all of the Earnest Money to Seller. In the event Seller so elects, the affirmative act of Buyer's delivery of the Feasibility Deposit into Escrow shall constitute Buyer's instructions to Escrow Holder to effect the disbursements to Seller described in this Section. The foregoing disbursements of the Earnest Money constitute a material part of this agreement between Buyer and Seller, and, except as otherwise provided herein, are unrelated to any event of default or damage. Buyer and Seller recognize that the Escrow will not have closed and that documents will not have been recorded at the time of such release; if Seller so elects, Buyer and Seller nevertheless hereby instruct Escrow Holder to release the foregoing sums to Seller as herein provided and agree to indemnify and hold harmless Escrow Holder in connection therewith. Seller shall have no obligation to segregate the Earnest Money (to the extent in Seller's possession) from Seller's other funds or invest the Earnest Money. Once delivered to Seller, the Earnest Money shall not accrue interest.

            3.4. APPLICATION OF EARNEST MONEY. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be applied toward the Purchase Price to be paid by Buyer at the Closing. In the event of a default hereunder by Seller, the Earnest Money shall be refunded to Buyer as set forth in Section 16.1. In the event of a default hereunder by Buyer, the Earnest Money shall be disbursed to or retained by Seller, as liquidated damages, as set forth in Section 16.2. If this Agreement shall terminate in accordance with its terms other than as a consequence of a default hereunder by Buyer or Seller, the Earnest Money shall be applied as set forth in
Section 17.

            3.5. NON-REFUNDABILITY. Buyer acknowledges that Seller will incur significant carrying costs and that Seller may suffer significant opportunity costs if this Agreement terminates before the Closing. From and after the date when Buyer shall have delivered the Initial Deposit and the Feasibility Deposit, respectively, to Seller, the Earnest Money shall be completely non-refundable, except as provided in Sections 16.1 and 17.

      4.    FEASIBILITY.

            4.1. BUYER'S FEASIBILITY ANALYSIS. The parties have established the Feasibility Period under this Agreement in order to provide Buyer with a limited but appropriate and reasonable period of time to fully and independently assess the Property, its condition, its value, its marketability, its past and present uses and activities (including any such use or activity bearing upon liability of owner or operators under environmental laws), its habitability, its feasibility for use and development, the attributes and viability of the existing permits for the Property and the Seller Diligence Deliveries, the effect of all permits, approvals, laws, statutes, rules, ordinances and other governmental regulations or requirements applicable to any of the foregoing (including but not limited to the PID Permit, the Vesting Tentative Map and permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation, parking and environmental matters), and any and all other matters pertinent to Buyer's acquisition, ownership, use or development of the Property. The foregoing analysis sometimes is referred to herein as the "BUYER'S FEASIBILITY ANALYSIS". The length of the Feasibility Period has been calculated to balance Seller's legitimate interest in expeditiously obtaining a final decision from Buyer as to its decision to proceed with the acquisition of the Property against Buyer's legitimate need for an adequate period to complete the Buyer's Feasibility Analysis, and Buyer acknowledges and agrees that the Feasibility Period will be adequate and sufficient for this purpose.

            4.2. DILIGENCE DELIVERIES. If not already delivered, within two (2) Business Days after the Effective Date, Seller shall deliver the materials listed on EXHIBIT "E" attached hereto (the "SELLER DILIGENCE DELIVERIES") to Buyer. Buyer shall be responsible for gathering any and all other information which Buyer might deem pertinent to its acquisition of the Property, including but not limited to confirmation of the acreage and PID square footage approximations.

            4.3. INSPECTION AND INDEMNITY. During the Feasibility Period, Buyer shall fully and independently inspect and assess the condition of the Property, the Seller Diligence Deliveries, and any other information deemed pertinent by Buyer to its acquisition, use or development of the Property (including any permits, approvals, laws, statutes, rules, ordinances and other governmental regulations or requirements applicable to the Property), and to approve or disapprove the same in its sole discretion. In connection therewith, Buyer shall have the right physically to inspect, and to cause one or more engineers or other representatives of Buyer physically to inspect, the Property without interfering with Seller's operation of the Property. Buyer shall make such inspections in good faith and with due diligence. All inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by Buyer relating to the inspection of the Property will be solely Buyer's expense. Seller shall cooperate reasonably with Buyer in providing access to the Property for such inspections. Seller hereby reserves the right to have a representative present when Buyer conducts any inspection of the Property. Prior to and as a condition to Buyer making each physical inspection of the Property, Buyer shall provide Seller with all of the following items reasonably in advance of such inspection (but in any case at least three (3) Business Days before such inspection): (a) reasonably detailed written notice of the proposed date, time and nature of such inspection, (b) evidence in a form reasonably acceptable to Seller that Buyer has obtained and will maintain in force and effect insurance that is, in Seller's judgment, appropriate to cover any risks related to such inspection, and (c) evidence in a form reasonably acceptable to Seller that Buyer has obtained all permits or other governmental approvals required for such inspection. In making any inspection, Buyer shall treat, and shall use best efforts to cause any representative of Buyer to treat, all information obtained by Buyer pursuant to the terms of this Agreement as strictly confidential. Buyer shall indemnify, protect, defend (with counsel approved by Seller) and hold harmless Seller, its affiliates, its contractors and its employees from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys' fees and court costs) sustained by or threatened against Seller which result from or arise out of any inspections of the Property by Buyer or its representatives (except to the extent caused by Seller's gross negligence or willful misconduct). Notwithstanding any provision herein to the contrary, the indemnity contained in the preceding sentence shall survive the Closing or the earlier termination of this Agreement for a period of two (2) years. After the expiration of the

Feasibility Period, Buyer may continue to inspect the Property during the pendency of this Agreement but without additional termination rights.

            4.4. BUYER'S TERMINATION. In the event Buyer determines, as a result of the foregoing, that Buyer, in Buyer's sole and absolute discretion, elects not to acquire the Property, then Buyer shall terminate this Agreement by delivering written notice thereof to Seller and Escrow Holder before the expiration of the Feasibility Period and the provisions of Section 17 shall govern the rights and obligations of the parties thereafter.

      5.    CONDITION OF TITLE.

            5.1. PRELIMINARY TITLE REPORT. No later than five (5) Business Days after the Effective Date, Seller shall, or shall cause Title Company to, deliver to Buyer (i) a preliminary title report (the "TITLE REPORT") on the Property issued by Title Company; (ii) copies of all documents shown as exceptions in the Title Report; (iii) a copy of the most recent tax bill for the Property; and
(iv) per Buyer's request, title insurance commitment (which, in the event of termination of this Agreement for any reason, including a failure to close, shall be charged solely to Buyer by Title Company). If Buyer desires to obtain, at Buyer's sole expense, an American Land Title Association ("ALTA") Extended Coverage Owner's Policy of Title Insurance in lieu of a California Land Title Association ("CLTA") Owner's Title Insurance Policy, then within ten (10) Business Days after Buyer shall have received the Title Report and copies of all documents shown therein as exceptions to title (but in all events prior to expiration of the Feasibility Period), Buyer shall notify Seller thereof. If any exceptions appear in the Title Report that are unacceptable to Buyer, then Buyer shall, before the expiration of such ten (10) Business Day period (but in all events prior to expiration of the Feasibility Period), provide written notice to Seller, which notice shall specify all such unacceptable exceptions to title (collectively, "BUYER'S TITLE OBJECTIONS") and describe why each such title exception is unacceptable to Buyer. Upon the earlier of the end of the Feasibility Period or expiration of such ten (10) Business Day period, Buyer shall be deemed to have accepted all exceptions to title and all matters shown on the Title Report other than Buyer's Title Objections, and such exceptions shall be included in the term "PERMITTED ENCUMBRANCES" as used herein. The Feasibility Period shall not be extended if Buyer elects to obtain an ALTA policy.

            5.2. REMOVAL OF OBJECTIONS. Within five (5) Business Days after Buyer notifies Seller of Buyer's Title Objections, Seller shall notify Buyer in writing as to whether and how Seller intends to cure Buyer's Title Objections. If Seller notifies Buyer that Seller intends to cure a Buyer's Title Objection, then such Buyer's Title Objection shall be deemed a "CURABLE TITLE EXCEPTION" and the cure of such Curable Title Exception shall be deemed an additional condition to Closing for Buyer's exclusive benefit in accordance with Section
7.1.1 but Seller's failure to complete such a cure shall not constitute a default by Seller. If Seller elects to eliminate Buyer's Title Objection, upon Buyer's request, Seller shall provide Buyer additional information, if available, that may assist Buyer in determining that Buyer's Title Objections will be removed prior to the Closing Date. Unless Seller notifies Buyer in writing during such five (5) Business Day period that Seller intends to cure a particular Buyer's Title Objection, then upon expiration of such five (5) Business Day period, Seller shall be deemed unwilling to cure such Buyer's Title Objection. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to cure or modify Buyer's Title Objections unless Seller notifies Buyer hereunder that it intends to cure a particular Buyer's Title Objection. If Seller is unwilling to cure or modify any or all of Buyer's Title Objections then Buyer shall, as its sole and exclusive remedy, either (a) terminate this Agreement by notice in writing to Seller before the earlier to occur of (i) the Scheduled Closing Date, or (ii) five (5) Business Days following written notice from Seller that it is unwilling to cure or modify Buyer's Title Objections, or (b) accept such title as Seller can deliver without any reduction in the Purchase Price, in which event such uncured Buyer's Title Objections shall be included in the term "Permitted Encumbrances". If Buyer does not elect to terminate this Agreement within the period described in the immediately preceding sentence, Buyer shall be deemed to have accepted all Buyer's Title Objections other than the Curable Title Exceptions, and such Buyer's Title Objections shall be included in the term "Permitted Encumbrances".

      In the event of termination pursuant to this Section, each party shall have no further rights or obligations hereunder (except that the indemnities set forth in this Agreement shall continue notwithstanding such termination), and the Earnest Money shall be returned to Buyer upon satisfaction of the condition set forth in Section 17.

      The term "PERMITTED ENCUMBRANCES" as used herein includes:

            (a) Any easement, right-of-way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant or other matter with respect to the Property that (i) is addressed or shown on the Title Report, or that ordinarily would be addressed on an ALTA survey of the Property, and (ii) either (A) is not one of Buyer's Title Objections or (B) is not a Curable Title Exception.

            (b) Non-delinquent county and city, general and special taxes, if any, constituting a lien at the Closing (and which shall be prorated upon Closing), and the lien of supplemental taxes arising on or after the Closing Date, if any, pursuant to the provisions of Chapter 3.5 of the California Revenue and Taxation Code;

            (c)   The Restrictions;

            (d) Any Buyer's Title Objections that remain uncured, for whatever reason, at the date of Closing hereunder (except for title matters (including liens or other encumbrances) that Seller has agreed to cure);

            (e) Any Land Use Changes of the kind described in Section 13 created, imposed or effected before the Closing;

            (f) The Sorrento Hills Landscape Maintenance District, the right of the Sorrento Hills Landscape Maintenance District to impose taxes on the Property and any non-delinquent taxes imposed by Sorrento Hills Landscape Maintenance District constituting a lien at the Closing which shall be prorated at the Closing;

            (g)   Any other lien voluntarily imposed by Buyer as of the Closing;
      and

            (h)   The PID Permit.

            5.3. REVIEW OF SUPPLEMENTAL REPORTS. Escrow Holder shall cause Title Company to issue to Buyer and Seller a supplemental preliminary report ("SUPPLEMENTAL REPORT") referencing any title exceptions against the Property, in addition to those specified in the Title Report, which Escrow Holder discovers before the Scheduled Closing Date.

            (a) If any such exceptions are unacceptable to Buyer, then Buyer shall, within five (5) Business Days after receipt of the Supplemental Report, notify Seller in writing of such fact and the reasons therefor ("BUYER'S SUPPLEMENTAL TITLE OBJECTIONS"). Upon expiration of said five
      (5) Business Day period, Buyer shall be deemed to have accepted all exceptions to title and all other matters shown on the Supplemental Report other than Buyer's Supplemental Title Objections, and such exceptions shall be included in the term "Permitted Encumbrances" as used herein.

            (b) Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to cure or modify Buyer's Supplemental Title Objections unless Seller notifies Buyer hereunder that it intends to cure the objection. Within five (5) Business Days after Buyer notifies Seller of Buyer's Supplemental Title Objections, Seller shall notify Buyer in writing as to whether and how Seller intends to cure Buyer's Supplemental Title Objections prior to the Scheduled Closing Date. If Seller notifies Buyer that Seller intends to cure a Buyer's Supplemental Title Objection, then such Buyer's Supplemental Title Objection shall be deemed a Curable Title Exception and the cure of such Curable Title Exception shall be deemed an additional condition to Closing for Buyer's exclusive benefit in accordance with Section 7.1.1 herewith but Seller's failure to complete such a cure shall not constitute a default by Seller. Unless Seller notifies Buyer in writing during such five (5) Business Day period that Seller intends to cure a particular Buyer's Supplemental Title Objection, then upon expiration of such five
      (5) Business Day period, Seller shall be deemed to be unwilling to cure such Buyer's Supplemental Title Objection. If Seller is unwilling to cure or modify any or all of Buyer's Supplemental Title Objections, then Buyer shall, as its sole and exclusive remedy, either (a) terminate this Agreement by notice in writing to Seller before the earlier to occur of
      (i) the Scheduled Closing Date, or (ii) five (5) Business Days following written notice from Seller that it is unwilling to cure or modify Buyer's Supplemental Title Objections, or (b) accept such title as Seller can deliver without any reduction in the Purchase Price, in which event such uncured Buyer's Supplemental Title Objections shall be included in the term "Permitted Encumbrances". If Buyer does not elect to terminate this Agreement within the period described in the immediately preceding sentence, Buyer shall be deemed to have accepted all Buyer's Supplemental Title Objections other than the Curable Title Exceptions, and such Buyer's Supplemental Title Objections shall be included in the term "Permitted Encumbrances". If necessary, the Scheduled Closing Date shall be postponed for such period of time as may be required to accomplish the foregoing review and approval or termination.

            In the event of termination pursuant to this Section, each party shall have no further rights or obligations hereunder (except that the indemnities set forth in this Agreement shall continue notwithstanding such termination), and the Earnest Money shall be returned to Buyer upon satisfaction of the condition set forth in Section 17.

      6.    DELIVERIES AND EXECUTION AT CLOSING.

            6.1. SELLER'S DELIVERIES. Prior to 3:00 P.M. local time on the last Business Day before the Scheduled Closing Date, Seller shall deliver to Escrow Holder each of the following, duly executed and acknowledged, if required:

                  (a)   A Grant Deed in the form of EXHIBIT "F" (the "DEED");

                  (b) A Right of First Offer Agreement in the form of EXHIBIT "G" (the "RIGHT OF FIRST OFFER");

                  (c) If the facts in such an affidavit would be true, an affidavit made under penalty of perjury, to the effect that Seller is not a "foreign person" in the sense of Internal Revenue Code Section 1445 ("IRC SECTION 1445"), or a certificate from the Internal Revenue Service to the effect that no portion of the purchase price is subject to withholding under IRC Section 1445;

                  (d) If the facts in such form would be true, a California form 590, to the effect that Seller has a permanent place of business in California;

                  (e) A Partial Assignment of Warranties in the form of EXHIBIT "K";

                  (f) Such documentary and other evidence as may reasonably be required by Escrow Holder evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with this Agreement.

            6.2. BUYER'S DELIVERIES. Prior to 3:00 P.M. local time on the last Business Day before the Scheduled Closing Date, Buyer shall deliver to Escrow Holder each of the following, duly executed and acknowledged, if required:

                  (a) The balance of the Purchase Price plus the amount, if any, required of Buyer with respect to prorations and costs as set forth in Sections 7.4 or 7.5;

                  (b) An Undertaking of Representations and Warranties and Release and Agreement in the form of EXHIBIT "H" dated as of a date no sooner than five (5) days before the Closing;

                  (c)   A Preliminary Change of Ownership Report, if necessary;
      and

                  (d) Such documentary and other evidence as may be reasonably required by Seller or Escrow Holder evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with this Agreement.

            6.3. BUYER'S EXECUTION OF DOCUMENTS. At or before 3:00 P.M. on the last Business Day before the Scheduled Closing Date, Buyer shall duly execute the originals of each of the following documents which Seller shall have theretofore delivered to Escrow Holder, and cause such documents to be duly acknowledged, if required, at Escrow Holder's office located at the address set forth in Section 1 of this Agreement:

                  (a)   The Deed;

                  (b)   The Right of First Offer; and

                  (c)   The Partial Assignment of Warranties.

      7.    CLOSING.

            7.1.  CLOSING CONDITIONS.

                  7.1.1. THE CONDITIONS. Each of the following items shall be a condition precedent to Closing:

                         (a) Seller shall have delivered all funds and documents required by Section 6.1 to Escrow Holder.

                         (b) Buyer shall have delivered all funds and documents required by Section 6.2 to Escrow Holder.

                         (c) Buyer shall have executed all documents as required by Section 6.3.

                         (d)   Buyer shall have approved, in its sole
      discretion, at or before the end of the Feasibility Period, the feasibility of Buyer's acquisition, use and development of the Property, including without limitation the existing physical condition of the Property and the improvements thereon, the nature and condition of the existing permits and approvals for the Property, the Seller Diligence Deliveries, the availability or non-availability of any other governmental approvals required for use of the Property, the financial feasibility of the Property, and the effect of any governmental rules, regulations, statutes or ordinances applicable to any of the foregoing, and any and all other matters pertinent to Buyer's acquisition of the Property.

                         (e) Buyer shall have delivered the Feasibility Deposit to Escrow Holder, at or before the end of the Feasibility Period. Buyer shall be under no obligation to deliver the Feasibility Deposit, but the delivery of the Feasibility Deposit to Escrow Holder shall be deemed to constitute (i) Buyer's election to purchase the Property on an "AS-IS, WHERE-IS" basis in accordance with Section 10, without any continuing representations or warranties of Seller of any kind except as set forth in
      Section 9 (the
      foregoing clause (i) is not intended to negate the covenants to be made by Seller in the Right of First Offer), and (ii) Buyer's agreement that the condition set forth in clause (d) of this Subsection 7.1.1 has been satisfied or waived by Buyer, and that from and after the delivery of the Feasibility Deposit said condition no longer shall constitute a condition to the closing of the Escrow.

                        (f) The Title Company shall be unconditionally prepared to deliver the Title Company's standard coverage CLTA Owner's Policy of Title Insurance with a CLTA Form 101.1 mechanic's lien endorsement or, at Buyer's election and expense, an ALTA Extended Coverage Owner's Policy, Form B (1970) ("BUYER'S TITLE POLICY") dated as of the Closing to Buyer, insuring Buyer in an amount equal to the Purchase Price, and showing good and marketable fee simple title to the Property vested in Buyer free and clear of all covenants, conditions, rights, rights of way, easements, liens, encumbrances, or other matters affecting title to or use of the Property, except:

                              (i) The customary printed exceptions contained in Buyer's Title Policy;

                              (ii)   The Permitted Encumbrances; and

                              (iii)  All other matters caused or approved by
                                     Buyer.

                        (g) The final map shall have been recorded through the due diligence and good faith efforts of Seller, such that the Property shall consist only of one or more parcels or lots that comply with the California Subdivision Map Act ("FINAL MAP"). Notwithstanding anything herein to the contrary, Buyer shall have the option to terminate the Agreement pursuant to this Section 7 and Section 17 herein, if the Final Map has not been recorded by December 30, 2001 ("ESCROW TERMINATION DATE").

                        (h) Seller shall have delivered, promptly upon its issuance, a Soils Certificate and Engineer's Certificate [each in the form described in Section 37] to Buyer and Escrow Holder for the Property, and met other conditions, if any, set forth as Seller Improvements in Section 11 herein.

            If Buyer elects, in accordance with Section 5.1, to obtain an ALTA Extended Coverage Owner's Policy of Title Insurance in lieu of the CLTA policy of title insurance specified above, then the reference in this Section 7.1 to "Buyer's Title Policy" shall mean and refer to such ALTA policy of title insurance.

                  7.1.2. WAIVER OF CONDITIONS PRECEDENT. The conditions precedent described in clauses (a), (d), (f), (g) and (h) of Subsection 7.1.1 are for the benefit of Buyer, and (subject to clause (e) of Subsection 7.1.1) Buyer unilaterally may waive such conditions. The conditions precedent described in clauses (b), (c) and (e) of Subsection 7.1.1 are for the benefit of Seller, and Seller unilaterally may waive such conditions. Any other closing conditions described herein may be waived only by written notice from Buyer and Seller to Escrow Holder (subject to clause (e) of Subsection 7.1.1).

            7.2. THE CLOSING. Escrow Holder shall close the Escrow on the date when each and every condition described in Subsection 7.1.1. has been satisfied or waived by (a) filing for record the following items in the following order:
(i) the Deed and such other documents as may be necessary to procure Buyer's Title Policy, (ii) the Right of First Offer and (iii) such other documents as may be necessary, and then (b) delivering funds and documents as set forth herein.

            7.3.  FAILURE OF TIMELY SATISFACTION OF CONDITIONS.

                  7.3.1. If Escrow Holder cannot close the Escrow on or before the Scheduled Closing Date, then it will, nevertheless, close the Escrow when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions has not been timely performed, unless a notice of termination shall have been delivered to Escrow Holder at that time by a party that is not then in default under this Agreement. The right so to terminate the Escrow and this Agreement shall be optional, not mandatory. No delay in the giving of such notice shall affect the rights hereunder of the party giving the same. Notwithstanding the foregoing, the Escrow and this Agreement shall terminate if the Closing does not occur before the Escrow Termination Date.

                  7.3.2. Escrow Holder shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two Business Days after receipt of such notice from one party, Escrow Holder shall deliver a copy of such notice to the other party. Unless written objection to the termination of the Escrow is received by Escrow Holder within ten (10) days after Escrow Holder delivers such notice to the other party, (a) Escrow Holder shall forthwith terminate the Escrow and return all funds, documents and other items held by it to the party depositing same, except that Escrow Holder may retain such documents and other items usually retained by escrow agents in accordance with standard escrow termination procedures and practices, and (b) each party shall forthwith pay to Escrow Holder one-half of Escrow Holder's reasonable escrow termination charges. If written objection to the termination of the Escrow is delivered to Escrow Holder within such ten (10) day period, then Escrow Holder is authorized to hold all funds, documents and other items delivered to it in connection with the escrow and may, in Escrow Holder's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or final order of a court of competent jurisdiction.

                  7.3.3. Neither (a) the exercise of the right of termination,
(b) delay in the exercise of such right, nor (c) the return of funds, documents or other items, shall affect the right of the party giving a notice of termination to pursue its remedy described in Section 16 hereof. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the Escrow, or (iii) the return of funds, documents or other items affect the right of the other party to pursue its remedy described in Section 16 hereof.

            7.4. PRORATION OF REAL ESTATE TAXES. Real estate taxes for the then current year relating to the Property shall be prorated as of the Closing Date. In the event that the Property is not separately assessed by applicable taxing authorities and is assessed together with other property of Seller, then for purposes of the proration set forth herein, the taxes attributable to the Property shall be calculated by multiplying the total taxes covered by the applicable tax bill by a fraction, the numerator of which is the number of square feet of the Property and the denominator of which is the total number of square feet of land (including the Property) covered by such tax bill; provided, however, the real estate taxes attributable to the value of any building improvements shall be attributed to the property upon which such building improvements are located. If the Closing shall occur before the actual taxes for the then current year (excluding supplemental taxes arising as a consequence of the sale of the Property) are known, the proration of taxes shall be upon the basis of taxes for the Property (calculated as aforesaid, if the Property is not separately assessed) for the immediately preceding year; provided that, if the taxes for the current year (excluding supplemental taxes arising as a consequence of the sale of the Property) are thereafter determined to differ from the taxes for the preceding year (after any appeal of the assessed valuation thereof is concluded) by more than One Hundred Dollars ($100), then Buyer and Seller shall promptly adjust the proration of such taxes, with Seller or Buyer, as the case may be, paying to the other any amount required as a result of such adjustment. All special taxes and assessments actually assessed prior to the Closing Date shall be prorated as set forth above, and those assessed after the Closing Date shall be paid by Buyer. Under no circumstances shall Seller be responsible for any property taxes to the extent such taxes increase as a result of the sale of the Property to Buyer or Buyer's ownership, use or development of the Property. This
Section 7.4 shall not merge with the deed delivered hereunder but shall survive Closing.

            7.5.  COSTS AND EXPENSES OF CLOSING.

                  7.5.1. Seller shall pay (a) County Documentary Transfer Tax, in the amount Escrow Holder determines to be required by law, (b) the cost of any survey and the CLTA Title Policy premium for Buyer's Title Policy, (c) one-half of Escrow Holder's escrow fee or escrow termination charge, (d) fees for beneficiaries' statements, and (e) usual seller's document drafting and recording charges.

                  7.5.2. Buyer shall pay (a) one-half of Escrow Holder's escrow fee or escrow termination charge, (b) the extra cost of any ALTA Title Policy ordered by Buyer in the manner permitted by this Agreement, (c) the cost of any endorsements to Buyer's Title Policy requested by Buyer other than the mechanics lien endorsement, and (d) usual buyer's document drafting and recording charges.

                  7.5.3. Each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the negotiation of this Agreement.

            7.6.  DISTRIBUTION OF FUNDS AND DOCUMENTS.

                  7.6.1. Escrow Holder shall, at the Closing, disburse (a) to Seller, or order, the Earnest Money (to the extent not previously disbursed to Seller) and the balance of the Purchase Price, plus or minus (i) any appropriate prorations or other charges, and (ii) any amounts properly withheld with respect to Seller's income taxes under California Revenue and Taxation Code Sections 18662 and 18668 (up to three and one-third percent of the Purchase Price), and
(b) to Buyer, or order, any excess funds theretofore delivered to Escrow Holder by Buyer.

                  7.6.2. Escrow Holder shall cause the recorder's office to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (a) acquiring rights under said document, or (b) for whose benefit said document was acquired. Escrow Holder shall further provide promptly to each of Buyer and Seller conformed copies of all such recorded documents bearing the pertinent recording data.

                  7.6.3. Escrow Holder shall, at the Closing, deliver by United States mail (or hold for personal pickup, if requested) each non-recorded document received hereunder by Escrow Holder, to the payee or person (a) acquiring rights under said document, or (b) for whose benefit said document was acquired.

      8. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to Seller that:

            (a) The execution and delivery by Buyer of, and Buyer's performance under, this Agreement are within Buyer's powers and have been duly authorized by all requisite parties, and that the person executing this Agreement on behalf of Buyer has the authority to do so.

            (b) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

            (c) Performance of this Agreement will not result in any breach of, or constitute any default under, any existing agreement or other instrument to which Buyer is a party or by which Buyer might be bound.

      9. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Buyer that, except as may be disclosed in Seller's Diligence
Deliveries:

            (a) The execution and delivery by Seller of, and Seller's performance under this Agreement are within Seller's powers and have been duly authorized by all requisite parties, and that the person executing this Agreement on behalf of Seller has the authority to do so.

            (b) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

            (c) Execution, delivery and performance of this Agreement will not result in any breach of, or constitute any default under, any existing agreement or other instrument to which Seller is a party or by which Seller might be bound.

            (d) To Seller's knowledge, there are no unrecorded leases, liens or easements affecting title to the Property.

            (e) To Seller's knowledge, Seller has received no notice, nor is Seller aware of, any material violation of any agreement, judicial order, statute or governmental regulation applicable to the Property.

            (f) To Seller's knowledge, no hazardous substances (as defined by CERCLA) exist on the Property.

            (g) To Seller's knowledge, there is no pending condemnation proceeding with respect to any portion of the Property.

            (h) Other than this Agreement, Seller has not entered into any sales contracts for the sale of all or any portion of the Property and, to Seller's knowledge, there are no unrecorded agreements, options, or rights of first refusal to purchase all or any portion of the Property which have not been otherwise disclosed by Seller to Buyer herein.

            (i) To Seller's knowledge, there are no actions or proceedings pending to liquidate, reorganize, place in bankruptcy, or dissolve Seller and no such actions are contemplated by Seller.

      As used herein, the phrase "to Seller's knowledge" shall mean that such statement is true and correct to the current actual knowledge of E. William Meyer, without any requirement as to review of the personal files of Mr. Meyer or any other files of Seller or any affiliate of Seller.

      Seller shall not intentionally engage in any conduct which reasonably could be expected to cause any of the foregoing representations and warranties to be untrue in any material respect as of the Closing.

      10.   LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.

            10.1. PROPERTY CONDITION. BUYER ACKNOWLEDGES THAT THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 9 HEREOF SHALL SURVIVE THE CLOSING FOR TWO (2) YEARS, AND THEREAFTER, SELLER SHALL HAVE NO LIABILITY WITH RESPECT TO SUCH REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE HEREIN, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF, AS TO, CONCERNING, OR WITH RESPECT TO, (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS WATER, SOIL AND GEOLOGY, (II) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, (III) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (IV) THE

HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (V) THE INCOME TO BE DERIVED FROM OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PROPERTY, OR (VI) INFORMATION OR DOCUMENTS PREVIOUSLY FURNISHED TO BUYER OR FURNISHED TO BUYER PURSUANT TO THIS AGREEMENT, OR (VII) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SPECIFICALLY, BUT NOT IN LIMITATION OF THE FOREGOING, BUYER FURTHER ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9 HEREOF, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES REGARDING COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, THOSE PERTAINING TO SOLID WASTES AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261. EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, BUYER SHALL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, ITS AGENTS OR CONTRACTORS, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY ANY PARTY PURPORTING TO ACT ON BEHALF OF SELLER.

            10.2. PERMITS AND APPROVALS. SELLER HAS NOT MADE ANY REPRESENTATION THAT SELLER WILL BE ABLE TO OBTAIN ANY PERMIT OR OTHER GOVERNMENTAL APPROVAL WITH RESPECT TO THE DEVELOPMENT OR SUBDIVISION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY RESTRICTIONS UNDER THE PUBLIC FACILITY FINANCING PLAN (REFERENCED AS ITEM 5 ON EXHIBIT "E" HERETO). SELLER HAS MADE NO REPRESENTATION THAT ANY PERMIT OR OTHER APPROVAL OBTAINED OR TO BE OBTAINED BY SELLER IS NOT SUBJECT TO REVERSAL BY REASON OF CHALLENGES THERETO BY PRIVATE PARTIES OR GOVERNMENT OR OTHER ENTITIES OR AGENCIES AND BUYER SPECIFICALLY ASSUMES THE RISK OF SUCH AN OCCURRENCE. IN THE EVENT OF ANY SUCH CHALLENGE AND/OR REVERSAL, OR OTHERWISE, BUYER SHALL IN NO EVENT BE ENTITLED TO THE REFUND OF THE PURCHASE PRICE OR EXPENSES INCURRED PURSUANT TO THIS AGREEMENT. PRIOR TO CLOSING, WITH THE EXCEPTION OF BUYER'S SITE SPECIFIC PLANS OR APPROVALS, THE DEFENSE AND/OR SETTLEMENT OF ANY SUCH CHALLENGE SHALL, AT SELLER'S OPTION, BE CONTROLLED AND UNDERTAKEN BY SELLER.

EACH OF BUYER AND SELLER HAS HAD THE BENEFIT OF THE ADVICE OF LEGAL COUNSEL OF ITS CHOOSING IN THE NEGOTIATION AND REVIEW OF

THIS AGREEMENT AND THIS SECTION 10 AND HAS CAREFULLY REVIEWED THIS SECTION 10 WITH SUCH LEGAL COUNSEL.

                  APPROVED:

                  Buyer's      Seller's
                  Initials     Initials

                  --------     --------

      11. SELLER'S DEVELOPMENT OBLIGATIONS. Seller shall be responsible for completing or causing to be completed the Seller's Improvements in accordance with this Agreement. Nothing contained in this Agreement shall obligate Seller in any way to develop or construct any specific improvements on the Property or in Torrey Hills or any of Seller's other land except as specifically set forth herein.

            11.1. INFRASTRUCTURE ROAD AND GRADING IMPROVEMENTS: Seller has completed Vista Sorrento Parkway to its intersection with Rose Coral Row. Prior to Closing, Seller shall complete Vista Sorrento Parkway to Calle Mar de Mariposa, and Calle Mar de Mariposa from Vista Sorrento Parkway to West Ocean Air Drive (including the modified intersection of Vista Sorrento Parkway and Calle Mar de Mariposa) pursuant to Seller's currently proposed plans submitted for City approval, as evidenced by delivery of an Engineer's Certificate (defined in Section 37 herein) to Buyer and Escrow Holder. Prior to Closing, Seller shall also complete the grading for the Property in accordance with City-approved grading plans, as evidenced by delivery of a Soils Certificate (defined in Section 37 herein) to Buyer and Escrow Holder promptly upon its issuance. A current draft of the grading plans for the Property has been provided to Buyer as part of Seller's Diligence Deliveries ("identified as Item No. 12 of Seller's Diligence Deliveries on EXHIBIT "E"), as is acknowledged by Buyer. The final grading plan shall also be provided to Buyer upon final City approval. Post-closing, Seller shall i) complete the irrigation and landscaping of the slopes on the Property between Buyer's building pad and the adjacent Vista Sorrento Parkway in accordance with approved City plans, no later than 120 calendar days after Buyer's notice to Seller of the completion of "shell" construction on Buyer's Improvements, with such slopes currently proposed to be maintained by the Sorrento Hills Maintenance Assessment District and ii) perform its obligations regarding the SDG&E transmission line as outlined in Section 1(r) hereof.

      12.   BUYER'S DEVELOPMENT OBLIGATIONS.

            12.1. CONSTRUCTION OF BUYER'S IMPROVEMENTS. Buyer represents and warrants to Seller that Buyer intends to commence construction of Buyer's Improvements, as more particularly described on EXHIBIT "A" hereto, on or before the Construction Commencement Deadline. For the purposes of Subsections 1(n) and
(o) and this Section 12.1, Buyer shall be deemed to have commenced construction of Buyer's Improvements on the date when footings and foundations for Buyer's Improvements have been poured pursuant to construction contracts reasonably calculated to cover all construction work related to the construction of such Buyer's Improvements.

            12.2. ADTs. Under the existing development entitlements for Torrey Hills, a limited number of average daily trips ("ADTs") have been allocated to Torrey Hills and the portion of Torrey Hills where the Property is located. Seller shall cooperate reasonably with Buyer to effect an allocation of Seller's ADTs to the Property consistent with Buyer's Improvements, but such Seller allocation shall not exceed Buyer's Maximum ADT Allocation. Buyer shall neither use nor seek an allocation of Seller-owned ADTs owned by Seller to the Property in an amount greater than Buyer's Maximum ADT Allocation. Seller shall have the right to allocate and control the allocation of any ADTs, which are not allocated by Seller to Buyer and the Property or used by Buyer, for Seller's use in connection with the development of the balance of Torrey Hills. This Section
12.2 shall survive the Closing.

            12.3. INDEMNIFICATION. Buyer shall indemnify, protect, defend (with counsel approved by Seller) and hold harmless Seller, its contractors and Seller's employees from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys' fees and court costs) sustained by or threatened against Seller, its contractors and its employees which result from, arise out of or relate to the Property after the Closing, or Buyer's use or development of the Property, except to the extent caused by Seller's gross negligence or willful misconduct. Buyer's indemnity shall survive Closing and completion of Buyer's Improvements to the Property.

      13.   RELATION TO OTHER PROPERTY.

            13.1. LAND USE CHANGES. Buyer acknowledges that the Property is part of Torrey Hills and that Seller intends to, but except as expressly set forth in this Agreement shall have no obligation to, develop the remaining land in Torrey Hills for among other purposes, residential, commercial and industrial uses. Buyer shall reasonably cooperate with Seller with respect to such development and take all steps reasonably requested by Seller in connection therewith, provided Seller shall reimburse Buyer for any material out-of-pocket costs associated therewith. Such steps shall include without limitation, the following:

                  (a) In addition to complying with the requirements of any Permitted Encumbrances affecting the Property, including but not limited to the Sorrento Hills Landscape Maintenance District (or the Torrey Hills Master Association in the event the Sorrento Hills Landscape Maintenance District fails or is dissolved), Buyer shall reasonably cooperate with Seller with respect to, and shall not oppose, (i) all applications proposed or supported by Seller for zoning changes, resubdivisions, planned residential development permits, planned industrial development permits, planned commercial development permits, conditional use permits,
      (ii) maintenance or other assessment district for streets, common areas and landscaping (iii) any covenants, conditions and restrictions encompassing all or part of the Property and/or Torrey Hills proposed by Seller which establish architectural guidelines and restrictions, an architectural review committee, allocation of the costs thereof, and remedies to assure compliance therewith; or any other land use approval or modifications to any of the foregoing, provided that the same are applicable generally to similar commercial properties within Torrey Hills, do not preclude Buyer's construction and maintenance of the Buyer's Improvements and do not unreasonably discriminate against the Property (collectively, "LAND USE CHANGES"); and

                  (b) Buyer shall not propose or support any Land Use Change to the Property or any other portion of Torrey Hills if Seller notifies Buyer that such Land Use Change reasonably might be anticipated to have a material adverse effect upon Seller's intended development of the remainder of Torrey Hills.

            13.2. TRADE NAMES AND TRADEMARKS. Buyer agrees not to use any trademark, trade name or service mark in connection with the use of the name "Torrey Hills", the Torrey Hills logo, other trademarks of Torrey Hills, use of the name "Westbrook", "TERRABROOK" or any combination of words deceptively similar thereto in connection with any of its marketing, advertising or the establishment of any ownership entity associated with Buyer or its Affiliates, without the express prior written approval of Seller, which approval Seller may withhold in its sole discretion. Notwithstanding the above, so long as Buyer remains in good standing under this Agreement, Seller approves Buyer's use of the phrase "at Torrey Hills" for locational and geographic identification purposes only. This Section 13.2 shall survive Closing.

            13.3. DEVELOPMENT AGREEMENT. Seller shall cause the Title Company to issue an endorsement to the Buyer's Title Policy insuring against Buyer having any obligations under Seller's Development Agreement with City.[CONFIRM WITH PARTIES.]

      14.   COMMUNITY FACILITIES DISTRICT.

            14.1. DISTRICTS. The Property has been encumbered by community facilities districts as defined in the Mello-Roos Community Facilities Act of 1982, as amended (the ACT). In order to facilitate the development of the Property, Buyer hereby consents to and acknowledges the formation of Community Facilities District 95-1 of the Del Mar Union Elementary School District and Community Facilities District 95-1 of the San Dieguito Union High School District (collectively, the "DISTRICTS") and the imposition of special taxes by the Districts upon the Property, if any.

            14.2. NOTICE OF SPECIAL TAX. At least five (5) days before the end of the Feasibility Period, Seller shall deliver to Buyer, a Notice of Special Tax which is being furnished in accordance with the requirements of Section 53341.5 of the California Government Code.

      15. CONDEMNATION. Promptly after obtaining knowledge of the institution of proceedings for the condemnation of any part of the Property, Seller or Buyer will notify the other of the pendency of such proceedings and, if then reasonably available, such notification shall include the following: (i) the specific portions of the Property to be taken; (ii) the compensation to be paid for such taking; (iii) the date upon which the taking is to occur; and (iv) the proposed use of the property to be taken. In the event of the condemnation of any portion of the Property or the sale of any portion of the Property in lieu of condemnation, this Agreement shall remain in full force and effect, and in such event Seller shall assign to Buyer any and all claims for the proceeds of such condemnation or sale, and Buyer shall take title to the remainder of the Property with the assignment of such proceeds and subject to such condemnation and without reduction in the Purchase Price; provided, however, that if after such condemnation or conveyance in lieu thereof the remainder of the Property would no longer be suitable for Buyer's purposes or the award is not sufficient compensation for the taking in Buyer's sole determination, then Buyer may terminate this Agreement by providing notice to Seller within five (5) days following Seller's notice of such condemnation of the Property. If Buyer does not elect to terminate within such five (5) day period following such notice by Seller, Buyer shall be deemed to have waived all rights to terminate pursuant to this provision, and this Agreement shall remain in full force and effect.

      16.   REMEDIES.

            16.1. REMEDIES FOR BREACH BY SELLER. IN THE EVENT THAT, BEFORE THE CLOSING, SELLER SHALL BREACH ANY OF ITS OBLIGATIONS HEREUNDER OR CAUSE THE CLOSING NOT TO OCCUR FOR ANY REASON, EXCEPT BUYER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY BUYER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS HEREOF, THEN BUYER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, (I)(A) TERMINATE THIS AGREEMENT, IN WHICH EVENT SELLER SHALL RETURN THE INITIAL DEPOSIT AND THE FEASIBILITY DEPOSIT TO BUYER AND (B) BRING AN ACTION FOR DAMAGES, IN WHICH CASE THE MEASURE OF DAMAGES AND ANY OTHER MONETARY RECOVERY SHALL BE LIMITED TO BUYER'S ACTUAL DOCUMENTED OUT-OF-POCKET EXPENSES WITHOUT OVERHEAD, INCURRED IN CONNECTION WITH THE PURCHASE OF THE PROPERTY, PROVIDED THAT SUCH DAMAGES SHALL IN NO EVENT EXCEED $300,000, OR (II) BRING AN ACTION FOR SPECIFIC PERFORMANCE. NOTWITHSTANDING THE FOREGOING, BUYER SHALL HAVE NO RIGHT TO BRING AN ACTION FOR SPECIFIC PERFORMANCE UNLESS BUYER SHALL HAVE (1) ON OR PRIOR TO THE CLOSING DATE TENDERED TO ESCROW THE FULL CASH CONSIDERATION, SATISFIED EACH AND EVERY OTHER CONDITION TO THE CLOSING, AND NOT OTHERWISE BE IN DEFAULT, AND (2) SENT SELLER A WRITTEN DEMAND TO CLOSE ESCROW WITHIN TEN (10) DAYS OF SUCH NOTICE, AND SELLER SHALL HAVE FAILED TO CLOSE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. ANY SUCH SPECIFIC PERFORMANCE MUST BE BROUGHT, IF AT ALL, WITHIN THIRTY (30) DAYS FOLLOWING SELLER'S DEFAULT HEREUNDER.

            THIS SECTION 16.1 SHALL NOT LIMIT OR ADVERSELY AFFECT BUYER'S RIGHTS WITH RESPECT TO THE MUTUAL INDEMNITIES SET FORTH IN SECTION 25, OR ANY REMEDY UNDER SECTION 17 OR SECTION 35 OR THE RIGHT TO RECOVER FEES AND EXPENSES IN ACCORDANCE WITH SECTION 22.

            16.2. REMEDIES FOR BREACH BY BUYER. IN THE EVENT THAT, BEFORE THE CLOSING, BUYER SHALL BREACH ANY OF ITS OBLIGATIONS HEREUNDER OR CAUSE THE CLOSING NOT TO OCCUR FOR ANY REASON, EXCEPT SELLER'S DEFAULT OR THE TERMINATION OF THIS AGREEMENT BY BUYER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE TERMS AND PROVISIONS HEREOF, THEN SELLER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY, AT LAW OR

IN EQUITY, (I) TERMINATE THIS AGREEMENT, (II) RECEIVE AND RETAIN ALL OF THE EARNEST MONEY, INCLUDING ANY PORTION OF THE EARNEST MONEY WHICH THERETOFORE SHALL HAVE BEEN DISBURSED TO SELLER, AS LIQUIDATED DAMAGES, AND (III) RECEIVE THE TERMINATION DELIVERABLES FROM BUYER, PROVIDED, HOWEVER, THAT THIS SECTION
16.2 SHALL NOT LIMIT OR ADVERSELY AFFECT SELLER'S RIGHTS WITH RESPECT TO INDEMNIFICATION UNDER SECTION 4.3 OR SECTION 12, THE MUTUAL INDEMNITIES SET FORTH IN SECTION 25, ANY REMEDY UNDER SECTION 17 OR SECTION 35 OR THE RIGHT TO RECOVER FEES AND EXPENSES IN ACCORDANCE WITH SECTION 22.

            16.3. GENERAL PROVISIONS. IN THE EVENT OF ANY SUCH TERMINATION BY SELLER OR BUYER, THE MUTUAL INDEMNITIES SET FORTH IN SECTION 25 AND THE INDEMNITY BY BUYER SET FORTH IN SECTION 4.3 SHALL, NONETHELESS, CONTINUE. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF BUYER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT EXCEPT WITH RESPECT TO A BREACH OF SECTION 17 OR SECTION 35, THE RIGHT TO INDEMNIFICATION UNDER SECTION 4.3 AND SECTION 25, AND THE RIGHT TO RECOVER FEES AND EXPENSES IN ACCORDANCE WITH SECTION 22, THE AMOUNT OF THE EARNEST MONEY TOGETHER WITH RECEIPT OF THE TERMINATION DELIVERABLES IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF BUYER'S DEFAULT. THUS, EXCEPT WITH RESPECT TO A BREACH OF SECTION 17 OR SECTION 35, THE RIGHT TO INDEMNIFICATION UNDER SECTION 4.3 AND SECTION 12, AND THE RIGHT TO RECOVER FEES AND EXPENSES IN ACCORDANCE WITH SECTION 22, SELLER SHALL ACCEPT AND RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY.

                  APPROVED:

                  Buyer's      Seller's
                  Initials     Initials
                    JCP           LB
                  --------     --------

            16.4. EVENT OF BANKRUPTCY. Buyer and Seller acknowledge that the provisions of this Agreement contemplate a material contractual business relationship between the parties which contains material executory obligations of both parties and that any delay, doubt or uncertainty concerning the performance or status of this Agreement is likely to cause substantial injury and irreparable harm to the other party hereto. Accordingly, if either Buyer or Seller shall become a debtor under the United States Bankruptcy Code, as hereafter amended or modified (the "BANKRUPTCY CODE"), voluntarily or involuntarily (such party becoming a debtor hereinafter the "DEBTOR" and such party not being the Debtor hereinafter the "NON-DEBTOR"), Buyer and Seller agree as follows:

                  (a) If the Non-Debtor is prevented from exercising any of its rights or remedies under this Agreement without first obtaining leave of the Bankruptcy Court, then the

Debtor will, within thirty (30) days of the filing of the bankruptcy petition, arrange for and cause to be filed a motion to assume or reject this Agreement and will perform all of the obligations under this Agreement as if this Agreement were within the purview of Section 365(d)(3) of the Bankruptcy Code. Buyer and Seller specifically acknowledge that "cause" and other good and sufficient grounds exist for the setting of the specified period of time for the Debtor to assume or reject this Agreement.

                  (b) Any costs, damages or expenses incurred by the Non-Debtor due to any post-petition default(s) shall be treated as administrative claims under the Bankruptcy Code.

                  (c) The Non-Debtor shall receive adequate protection pending and prior to a determination on any motion to assume or reject this Agreement.

                  (d) If the Non-Debtor is required to perform or pay any post-petition obligation of the Debtor, then all amounts so paid or any damages incurred will be entitled to administrative priority.

                  (e) Any person to whom or entity to which this Agreement may be assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment; provided that nothing herein shall be deemed a consent to any such assignment.

                  (f) Nothing contained in this Section 16.4 or its subsections shall be deemed to limit or restrict the Non-Debtor's right to seek in the bankruptcy court any relief that the Non-Debtor may deem appropriate in the event of a bankruptcy, and in particular, shall not preclude either party from seeking to oppose the ability to reject this Agreement. The Non-Debtor shall be free to seek the dismissal or conversion of any case, to compel assumption or rejection of this Agreement, the appointment of a trustee or examiner, and relief from the automatic stay.

      17. EFFECT OF TERMINATION. If this Agreement terminates and neither Buyer nor Seller is then in default, Buyer and Seller shall have no further obligations under this Agreement, except that the obligations set forth in this
Section 17, the mutual indemnitees set forth in Section 25 and the indemnity by Buyer set forth in Section 4.3 shall continue notwithstanding such termination. Notwithstanding anything in this Agreement to the contrary, if this Agreement shall terminate in accordance with its terms for any reason, then Buyer shall, within five (5) Business Days after the effective date of such termination, deliver to Seller the following items (the "TERMINATION DELIVERABLES"): (i) Buyer's Quitclaim Deed to the Property, (ii) true and complete copies of any surveys, market studies, soils reports, architectural drawings, plans and renderings, engineering plans and drawings, feasibility studies, tenant commitment letters, appraisals, environmental reports, any permits or other approvals that Buyer has obtained in connection with the Property, and any other due diligence or development documents produced or obtained by Buyer in connection with its investigation or planned development of the Property (collectively, the "BUYER DEVELOPMENT DOCUMENTS"), except Buyer shall have no obligation to deliver the Buyer Development Documents in the event of Seller's default hereunder, (iii) an Assignment of Work Product in the form of EXHIBIT "I" attached hereto duly executed by Buyer and (iv) a Release in the form of EXHIBIT "J" duly executed by Buyer. If (x) this Agreement shall terminate in accordance with its terms before the end of the Feasibility Period, (y) neither Buyer nor Seller shall be in default of any of its Agreements contained herein and (z) Buyer shall have delivered all of the Termination Deliverables to Seller, then Buyer shall be entitled to a refund of the Earnest Money. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no entitlement to any portion of the Earnest Money, and neither Escrow Holder nor Seller shall have any obligation to pay any portion of the Earnest Money to Buyer, unless and until Buyer shall have delivered the Termination Deliverables (except the Buyer Development Documents in the event of Seller's default hereunder) to Seller. If Buyer shall have failed to deliver the Termination Deliverables to Seller in the manner and within the time period set forth above, then Escrow Holder shall pay any portion of the Earnest Money in its possession to Seller, and Seller shall be entitled to retain any portion of the Earnest Money previously paid to Seller and to seek appropriate legal relief at law or in equity with respect to Buyer's failure to perform in accordance with this
Section 17.

      18. ORDER OF REFERENCE. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE REFERRED PURSUANT TO THE PROVISION OF CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 ET SEQ. ("REFERENCE"), BY ANY COURT OF COMPETENT JURISDICTION TO A RETIRED JUDGE OR JUSTICE FROM THE PANEL MEMBERS OF JAMS/ENDISPUTE, SAN DIEGO COUNTY OFFICE, OR ANY SUCCESSOR ORGANIZATION TO TRY ALL OF THE ISSUES INCLUDING ALL PRE-TRIAL AND POST-TRIAL HEARINGS, MOTIONS AND MATTERS OF ANY KIND WHETHER OF FACT OR OF LAW AND REPORT A STATEMENT OF DECISIONS THEREON WHICH SHALL STAND AS A DECISION OF THE COURT. THE PARTIES, IN SELECTING THIS PROCESS, FOR THEMSELVES, THEIR AGENTS, HEIRS, ASSIGNS, SUCCESSORS IN INTEREST AND/OR ANY PERSON, FIRM, OR ORGANIZATION ACTING FOR OR THROUGH THEM DO HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY. NO PROVISION OF THIS SECTION 18 SHALL LIMIT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF, NON-JUDICIAL FORECLOSURE AGAINST OR SALE OF ANY REAL OR PERSONAL PROPERTY, COLLATERAL OR SECURITY, OR TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES FROM A COURT OF COMPETENT JURISDICTION BEFORE, AFTER, OR DURING THE PENDENCY OF ANY REFERENCE OR OTHER PROCEEDINGS. THE EXERCISE OF A REMEDY DOES NOT WAIVE THE RIGHT OF EITHER PARTY TO RESORT TO JUDICIAL REFERENCE.

                  APPROVED:

                  Buyer's      Seller's
                  Initials     Initials
                    JCP           LB
                  --------     --------

      19.   ASSIGNMENT.

            19.1. BY SELLER. Seller shall have the right to assign its interest in this Agreement:

                  (a) to any partnership, corporation, joint venture, limited liability company or other person that acquires Seller's interest in the Property and that assumes Seller's obligations hereunder; or

                  (b) to any other person or entity upon the written consent of Buyer, which consent shall not be unreasonably withheld or delayed. In determining the reasonableness of withholding consent, the capacity of the proposed assignee to perform Seller's obligations under this Agreement and any related agreements shall be considered.

            In the event of any assignment by Seller, Seller shall be relieved of all of its obligations hereunder.

            19.2. BY BUYER. Except as set forth in the next sentence hereof, Buyer shall have no right to assign its interest in the Property or this Agreement to any person or entity. Notwithstanding the foregoing, Buyer shall have the right to assign its interest in this Agreement (i) to a corporation, partnership or other company that is controlled by Buyer, (ii) to Torrey View Associates, LLC or (iii) to an "END USER", defined for all purposes herein as a third party entity with an unconditional obligation to Buyer to occupy at least fifty percent (50%) of the office building constructed as part of Buyer's Improvements, and who unconditionally assumes the obligations of Buyer under this Agreement. Otherwise, Buyer shall have the right to assign its interest hereunder only upon the written consent of Seller, which consent shall not be unreasonably withheld by Seller; provided, however, it shall be reasonable for Seller to withhold such consent if the proposed assignee, in Seller's judgment, does not have the financial resources or the expertise in the design, permitting, construction and marketing of commercial Class "A" office facilities necessary to perform and insure the performance of Buyer's obligations hereunder and under the agreements attached hereto as Exhibits. For the purposes of this
Section 19.2, "control" shall be deemed to exist if Buyer has the ability either through the ownership of securities, capital stock or equity interests or otherwise to control the operations of such other entity.

            19.3. GENERAL. Any assignment in contravention of this Section 19 shall be void and shall not relieve either party of its obligations and liabilities hereunder. If Seller or Buyer hereunder is a corporation, an unincorporated association, partnership, or limited liability company, then the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership, or limited liability company which is, in the aggregate, greater than ten percent (10%) of the aggregate amount of such interests shall be deemed an assignment of this Agreement. In connection with an assignment pursuant to Section 19.1 or Section 19.2, the assigning party shall, contemporaneously with the delivery of notice of such assignment, deliver to the other party proof satisfactory to the other party in its reasonable business judgment that the entity to which this Agreement has been assigned qualifies as an assignee under such subsection.

      20. NOTICE. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, (d) telecopy (provided that such telecopy is confirmed by expedited delivery service or by mail in the manner previously described) addressed to the respective addresses set forth in Section 1, above, or to such other address within the continental United States or to the attention of such other persons as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy upon receipt.

      21. TIME LIMIT. ANY SUIT BY BUYER FOR ANY BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED HEREIN THAT SURVIVES THE CLOSING MUST BE FILED ON OR BEFORE THE SECOND (2ND) ANNIVERSARY OF THE SCHEDULED CLOSING DATE OR IT SHALL BE FOREVER BARRED. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

      22. ATTORNEYS' FEES AND LEGAL EXPENSES. Should either party hereto institute any action or proceeding in court or any arbitration or any reference proceeding under Section 18 or similar proceeding to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceedings.

      23. NO PARTNERSHIP. Seller shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, purchaser, or any other party for services performed or materials supplied or for any causes of action arising out of or in connection with construction or sale of improvements on the Property except for services, materials or improvements constructed by or caused to be constructed by Seller. Seller shall not be liable for any debts or claims accruing in favor of any such parties against Buyer or others or otherwise against the Property. Neither party is nor shall be an agent of the other for any purposes. Buyer and Seller agree that Seller is not a venture partner with Buyer or with the owners of Buyer in any manner whatsoever and Seller shall not be deemed to be in privity of contract with any contractor or provider of services on the Property or any purchaser (other than Buyer or its permitted assignee pursuant to Section 19.2) of the Property or any portion thereof, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Seller. Approvals granted by Seller for any matters covered under this Agreement shall not be construed to be for the benefit of any party other than Buyer or its permitted assignee pursuant to Section 19.2. Each of Buyer and Seller has had the benefit of the advice of legal counsel of its own choosing in the negotiations for and preparation of this Agreement, including this Section 23, and has discussed this Section 23 with such counsel.

                  APPROVED:

                  Buyer's      Seller's
                  Initials     Initials
                    JCP           LB
                  --------     --------

      24.   DAMAGE TO THE PROPERTY.

            24.1. MINOR DAMAGE. If there is damage to the Property prior to the Closing and the lesser of the cost to repair such damage or the diminution in value caused by such damage, as mutually and reasonably determined by Buyer and Seller, is less than or equal to five percent (5%) of the Purchase Price, then Escrow shall close pursuant to the terms of this Agreement without delay and without any diminution in the Purchase Price, and Seller shall assign to Buyer all of its rights under the casualty insurance policy or policies for the Property, if any. In no event shall Seller be obligated to repair the Property.

            24.2. MAJOR DAMAGE. If there is damage to the Property prior to the Closing and the lesser of the cost to repair such damage or the diminution in value caused by such damage, as mutually and reasonably determined by Buyer and Seller, exceeds five percent (5%) of the Purchase Price, then Buyer may, within five (5) Business Days after it becomes aware of such damage, elect to terminate this Agreement on written notice to Seller and the Escrow Holder. If Buyer fails to timely elect to terminate this Agreement, then Escrow shall close pursuant to the terms of this Agreement without delay and without any diminution in the Purchase Price, and Seller shall assign to Buyer all of its rights under the casualty insurance policy or policies for the Property, if any. In no event shall Seller be obligated to repair the Property.

      25. REAL ESTATE COMMISSIONS. Each party hereto represents to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder and that it has not dealt with any broker or finder purporting to act on behalf of any party, except for the Broker (identified in Section 1 of this Agreement). Each party hereto agrees to indemnify, defend and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby other than such Broker. Broker's fees shall be paid through escrow. Notwithstanding anything to the contrary contained herein, this Section shall survive the Closing or any termination of this Agreement.

      26. UNAVOIDABLE DELAY. Any prevention, delay or stoppage in the work of subdivision and building and installation of offsite or onsite improvements and common area improvements as provided for in this Agreement, including, without limitation, the improvements to be constructed or installed by Buyer or Seller set forth in Sections 11 and 12 of this Agreement, through acts of God, war, inability to obtain labor or materials or reasonable substitutes therefor, governmental regulations or controls, or other similar matters or causes beyond the reasonable control of the party responsible for such improvements shall extend the time within which this Agreement requires such acts to be performed for a period or periods equal to any such prevention, delay or stoppage and, to the extent that such work of subdivision and building and installation of offsite or onsite improvements and common area improvements constitutes a condition to the Closing, the Scheduled Closing Date shall be extended for a period or periods equal to such prevention, delay or stoppage; provided, however, that nothing in this Section shall excuse the prompt payment of any and all amounts due from Buyer to Seller as required herein or the performance of any act rendered difficult solely because of the financial condition of Buyer. Without limiting the generality of the foregoing, in no event shall Buyer's inability to obtain construction or other financing for development of the Property, or any portion thereof, constitute an unavoidable delay pursuant to this Section. Furthermore, in no event shall any extension of any period of time be deemed to have occurred unless the party seeking such extension shall have given written notice to the other party within fifteen (15) days following the commencement of any such delay, setting forth the facts giving rise to such extension.

      27. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto and supersedes any prior understandings or written or oral agreements, representations or warranties between the parties concerning the Property. This Agreement cannot be varied, modified, amended or altered except by the written agreement of the parties.

      28. APPLICABILITY. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except as expressly set forth herein.

      29. TIME. Time is of the essence in the performance of Buyer's obligations under this Agreement.


      30.   CONSTRUCTION OF AGREEMENT.

            30.1. SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

            30.2. GENDER AND NUMBER. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

            30.3. EXHIBITS. All exhibits described herein and attached hereto are fully incorporated into this Agreement by this reference for all purposes.

            30.4. APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

            30.5. SECTION REFERENCE. All references in this Agreement to a specified numbered Section shall be a reference to the specified Section in this Agreement unless such section reference specifies that it refers to a different agreement.

            30.6. JOINT WORK PRODUCT. This Agreement is the joint work product of both parties and shall not be construed more favorably for, or more strictly, against either party on the grounds that such party participated more or less fully in the preparation of this Agreement.

      31. REPORTING OF FOREIGN INVESTMENT. Buyer and Seller agree to comply with any and all reporting requirements applicable to the transaction which is the subject of this Agreement which are set forth in any law, including, but not limited to, The International Investment Survey Act of 1976, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984, and further agree upon request of one party to furnish the other party with evidence of such compliance.

      32. EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original.

      33. CONFIDENTIALITY. Buyer and Seller hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party shall use reasonable efforts to prevent public disclosure of this transaction and Buyer shall use reasonable efforts to prevent public disclosure of any information obtained by Buyer pursuant to the terms of this Agreement, other than (a) to directors and officers of the parties, and employees, agents and affiliates of the parties who are involved in the ordinary course of business with this transaction, officers and employees of potential lenders and partners, accountants, attorneys and persons employed by the inspectors performing the inspections described in Section 4.3 all of whom shall be instructed to comply with the non-disclosure provisions hereof; (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; and (c) in any filings with governmental authorities required by reason of the transactions provided for herein. A breach of the provisions this
Section 33 shall not allow either party to terminate this Agreement and the sole remedy for such breach shall be damages.

      34. PROHIBITION AGAINST RECORDATION. Buyer shall not record this Agreement or any memorandum thereof. If this Agreement or any memorandum or affidavit of this Agreement is filed for record by Buyer in the county where the Property is located, then, notwithstanding any provision hereof, Buyer shall be deemed to be in material default of this Agreement and notwithstanding any other provision of this Agreement, Buyer shall immediately execute and deliver to Seller a release of this Agreement in recordable form.

      35. ESCROW. The Closing shall be accomplished through an escrow (the "ESCROW") established with Escrow Holder. Concurrently with its execution hereof, Buyer and Seller shall open the Escrow by Seller's delivery of a fully executed copy of this Agreement with Escrow Holder. Buyer and Seller each shall execute and deliver such further escrow instructions or other instruments as may be reasonably requested by Escrow Holder from time to time, so long as the same are consistent with this Agreement. If there is any inconsistency between Escrow Holder's general provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control. For purposes of complying with Internal Revenue Code Section 6045(e), as amended effective January 1, 1991, Escrow Holder is hereby designated as the "person responsible" and the "reporting person" for purposes of filing any information returns with the Internal Revenue Service concerning this transaction, as may be required by law.

            35.1. CONFLICTING DEMANDS. If Escrow Holder receives or becomes aware of conflicting demands or claims with respect to the escrow, the rights of any party hereto, or funds, documents or other items deposited with Escrow Holder, Escrow Holder shall have the right to discontinue any further acts until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action for the determination of such conflict. The parties shall, immediately after demand therefor by Escrow Holder, reimburse Escrow Holder (in such respective proportions as the prevailing party shall determine) any reasonable attorneys' fees and court costs incurred by Escrow Holder pursuant to this Section.

            35.2. TAX REASSESSMENTS. Escrow Holder shall not be liable for proration of any supplemental tax bills related to this transaction which may hereafter be issued due to reassessments pursuant to the provisions of Chapter
3.5 of the Revenue & Taxation Code.

            35.3. ADDITIONAL RECORDING FEE. Escrow Holder is authorized and directed to charge Buyer the additional sum of twenty dollars ($20.00) for recording fees, in the event that Escrow Holder has not been presented with a Preliminary Change of Ownership report form prior to the close of Escrow, adequate to satisfy the requirements of Revenue & Taxation Code Sections 480.3 and 480.4.

            35.4. DISBURSEMENTS FROM ESCROW. All disbursements from the Escrow shall be made by Escrow Holder's trust account check unless Escrow Holder receives written instructions to the contrary. Escrow Holder shall disburse funds by wire if the recipient or the recipient's agent requests such disbursement in writing.

      36. OFFER: EXPIRATION. In order to constitute a valid offer, this Agreement must be executed by Buyer and delivered to Seller. The execution of this Agreement by Buyer and the delivery hereof to Seller shall constitute an offer which shall be automatically revoked, withdrawn and terminated unless Seller accepts same by executing this Agreement and delivering one fully executed copy thereof to Escrow Holder within two (2) Business Days after receipt thereof by Seller. Escrow Holder promptly shall inform Buyer of Seller's delivery of the executed Agreement.

      37. OTHER DEFINED TERMS. As used in this Agreement and any exhibits annexed hereto, unless the context otherwise requires or is otherwise herein expressly provided, the following terms shall have the following meanings:

            (a) Business Day: Any date other than a Saturday, Sunday or federal bank holiday.

            (b) Cash: Legal tender of the United States for the payment of debts, or a certified check or cashier's check drawn on a local San Diego, California bank or the Escrow Holder's check or wire transfer of current funds into a bank account designated by Seller, the particular one of the aforesaid modes of payment to be determined by Buyer.

            (c)   City: The City of San Diego.

            (d)   Closing: The recordation of the Deed as described in Section
      6.

            (e)   Earnest Money: The Initial Deposit and the Feasibility
      Deposit.

            (f) Engineer's Certificate: A certificate executed by an authorized representative of Crosby, Mead, Benton & Associates or another licensed engineer reasonably selected by Seller, to the effect that the roadway improvements described in Section 11 herein are substantially complete in accordance with the City-approved final roadway plans.

            (g)   Escrow Termination Date: See Section 7.1.1(g).

            (h) Improvement Plans: Those certain Plans for the Improvement of Torrey Hills Unit 19, TM 95-0554, identified on City Drawing Numbers 28916-1-D through 37-D and Numbers 30485-1-D through 26-D.

            (i) PID Permit: Planned Industrial Development, Planned Residential Development, Hillside Review, Coastal Development Permit 95-0554 for certain property which includes the Property, as approved by the City on March 17, 1997.

            (j) Restrictions: The covenants, restrictions and agreements to be contained in the Deed and the Right of First Offer.

            (k) Seller's Improvements: "Seller's Improvements" shall have the meaning set forth in Section 11 herein.

            (l) Soils Certificate: A certificate executed by an authorized representative of Geocon Incorporated or another licensed surveyor or soils engineer reasonably selected by Seller to the effect that the Property substantially conforms to the City-approved final grading plans.

      IN WITNESS WHEREOF, this Agreement is executed in multiple originals by Buyer and Seller as of the date first above written.

                                         SELLER

                                         WESTBROOK TORREY HILLS, L.P.,
                                         a Delaware limited partnership

                                         By: Westerra Management, L.L.C., a
                                             Delaware limited liability company,
                                             its authorized representative

                                             By: /s/ E. WILLIAM MEYER
                                                -------------------------------
                                             Name:  E. William Meyer
                                             Title: Vice President


                                         BUYER

                                         TORREY VIEW PHASE II, L.P.,
                                         a California limited partnership

                                         By: San Diego Realty Advisors, LLC,
                                             a California limited liability
                                             company, its General Partner

                                             By: /s/ JAMES C. PURVIS
                                                -------------------------------
                                             Name:  James C. Purvis
                                             Title: President


      An original fully executed copy of this Agreement, has been received by Escrow Holder on July 20, 2001 and by the execution hereof Escrow
Holder hereby covenants and agrees to be bound by the terms of this Agreement, insofar as closing escrow is concerned, and its capacity as Escrow Holder in the performance of its duties, to the extent that escrow agents are generally expected to act or perform.

                                          STEWART TITLE OF CALIFORNIA, INC.

                                          By: /s/ PATTY MCHUGH
                                             ----------------------------------
                                          Name:   PATTY MCHUGH
                                               --------------------------------
                                          Title:  COMMERCIAL ESCROW MANAGER
                                                -------------------------------

                                   EXHIBIT "A"

                              BUYER'S IMPROVEMENTS

I.    Description: The Buyer's Improvements are generally described as follows:

      a. The construction of not more than two (2) buildings of no greater than 70 feet in height, measured from the pad surface level to the top of the building parapet; provided, however, elevator shafts and related equipment; heating, ventilating and air conditioning equipment; and satellite dishes and other communications equipment, all of which shall be screened, may extend to a maximum height of 78 feet.

      b.    The use of architectural highlights at key elements of the building.

      c. The use of tinted not reflective glazing typical throughout the project as dictated by the approved PID.

      d.    The limiting of the parking garages to two levels above grade.

      e. The locating of mechanical equipment in yards located at or below grade.

      f. All other on-site subdivision improvements not completed by Seller as of Closing and not included in Seller's Improvements.

II. Average Daily Trips: Seller shall cooperate reasonably with Buyer to effect an allocation of average daily trips (ADTs) to the Property consistent with Buyer's Improvements (subject to and as defined by the term "Buyer's Maximum ADT Allocation" in Section 1(l) of the Purchase and Sale Agreement). Buyer shall neither use nor seek an allocation of Seller-owned ADTs to the Property in an amount greater than Buyer's Maximum ADT Allocation. Any ADTs not used in association with Buyer's Improvements to the Property shall remain with Seller for use in connection with the development of the balance of Torrey Hills.

III. Approvals: Buyer shall bear responsibility for obtaining all permits, licenses and other approvals required for the development of the Buyer's Improvements, and the receipt thereof shall expressly not constitute a condition to Closing (except for modifications to Buyer Improvements which must be approved by Seller in accordance with Section 4.2 of the Purchase and Sale Agreement). Buyer shall bear all costs associated with any such permits. licenses and other approvals. Prior to contacting or meeting with any governmental entity with respect to the Property, Buyer shall give Seller reasonable advance notice of such contact or meeting and shall let representatives of Seller attend and participate in such contact or meeting. Prior to submitting any items (including without limitation any applications, proposals, plans, requests or other documents) relating to the Property or Buyer's contemplated use of the Property to any such entity, Buyer first shall obtain Seller's written approval of such items, which shall not be unreasonably withheld or delayed, so long as said items are in substantial conformance with subparagraph I. a. above. Approval of a particular item shall be deemed given by Seller if Seller does not disapprove of the item within 5 business days after Buyer's delivery thereof to Seller. Specific time periods for notices and approvals under this Section III shall be in accordance with the Purchase and Sale Agreement.

IV.   This Exhibit A shall survive Closing.



                                   EXHIBIT "A"

                                   EXHIBIT "B"

                             TABLE OF DEFINED TERMS

Term                                                                        Page
----                                                                        ----
Act......................................................................    20

ADTs.....................................................................    19

Agreement................................................................     1

ALTA.....................................................................     7

Bankruptcy Code..........................................................    22

Broker...................................................................     3

Business Day.............................................................    30

Buyer....................................................................     1

Buyer Development Documents..............................................    23

Buyer's Feasibility Analysis.............................................     5

Buyer's Improvements.....................................................     3

Buyer's Maximum ADT Allocation...........................................     3

Buyer's Supplemental Title Objections....................................     9

Buyer's Title Objections.................................................     7

Buyer's Title Policy.....................................................    12

Cash.....................................................................    30

City.....................................................................    31

Closing..................................................................    31

CLTA.....................................................................     7

Construction Commencement Deadline.......................................     3

Construction Completion Deadline.........................................     3

Curable Title Exception..................................................     7

Debtor...................................................................    22

Deed.....................................................................    10

Districts................................................................    20

Earnest Money............................................................    31

Effective Date...........................................................     3

End User.................................................................    25



                                   EXHIBIT "B"

Term                                                                        Page
----                                                                        ----
Engineer's Certificate...................................................    31

Escrow...................................................................    29

Escrow Holder............................................................     3

Escrow Termination Date..................................................    12

Feasibility Deposit......................................................     2

Feasibility Period.......................................................     2

Final Map................................................................    12

Improvement Plans........................................................    31

Initial Deposit..........................................................     2

IRC Section 1445.........................................................    10

Land Use Changes.........................................................    20

Non-Debtor...............................................................    22

Permitted Encumbrances...................................................     7

PID Permit...............................................................    31

Property.................................................................     2

Purchase Price...........................................................     2

Reference................................................................    24

Restrictions.............................................................    31

Right of First Offer.....................................................    10

SDG&E Transmission Line Relocation.......................................     3

Scheduled Closing Date...................................................     2

Seller...................................................................     1

Seller Diligence Deliveries..............................................     6

Seller's Improvements....................................................    31

Soils Certificate........................................................    31

Supplemental Report......................................................     9

Termination Deliverables.................................................    23

Title Company............................................................     3

Title Report.............................................................     7

Torrey Hills.............................................................     3



                                   EXHIBIT "B"

                       [SHERMAN & LAPIDUS LLP LETTERHEAD]



                                 July 17, 2001



VIA TELECOPIER
--------------
Stewart Title Company of San Diego
7676 Hazard Center Drive, 7th Floor
San Diego, California 92108

     RE:  TORREY HILLS UNIT 19, LOT 4, SAN DIEGO, CALIFORNIA

Gentleman:

      We hereby acknowledge to you that we are aware of the provisions of
Section 3.3 and Section 16 of the Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions dated for reference purposes as of July 10, 2001 between Westbrook Torrey Hills, L.P., a Delaware limited partnership, as Seller and Torrey View Phase II, a California limited liability partnership, as Buyer.

      You requested that Stewart Title be indemnified by Buyer for all losses, liabilities or expenses arising from or related to its paying over in good faith to the Seller any sums of money to be paid over to the Seller pursuant to the provisions of Section 3.3 and Section 16 referred to above.

      Buyer has indicated its willingness to give the foregoing indemnity and expresses its agreement by execution of the acknowledgment below.

                                             Very truly yours

                                             /s/ LAWRENCE M. SHERMAN
                                             ------------------------------
                                             Lawrence M. Sherman, of
                                             Sherman & Lapidus LLP


ACKNOWLEDGED AND AGREED
this 18 day of July, 2001



BUYER:
TORREY VIEW PHASE II, L.P.,
a California limited partnership

By:  SAN DIEGO REALTY ADVISORS LLC
     a California limited liability company
     Its: General Partner


     By: /s/ JAMES PURVIS
        -------------------------------------
         James Purvis, President

                                   EXHIBIT "D"

                             ADDITIONAL ESCROW TERMS

Escrow Holder is authorized and instructed to deposit all funds (except final closing funds) deposited into escrow by Buyer, into a money market interest-bearing account in the name of Stewart Title Company of San Diego, in trust for _____________________________.

Said interest-bearing account to be opened at:

      Union Bank
      525 "B" Street
      San Diego, CA  92101

Buyer and Seller shall hold Stewart Title Company harmless for any loss due to bank failure, including but not limited to, bankruptcy, receivership or conservatorship.

In the event of cancellation of the subject escrow, any accrued interest shall be credited to the party entitled to said funds in accordance with the terms of the Agreement.

Buyer and Seller herein acknowledge that investment of the above funds will occur only upon Escrow Holder's receipt of Buyer's completed and signed W9 tax form.

Buyer and Seller further acknowledge that any loss caused by the deposit being placed is the responsibility of both parties and if additional funds are required to complete this escrow by reason of loss of funds, the parties each assume one-half the responsibility therefore.



                                   EXHIBIT "D"

                                   EXHIBIT "E"

                           SELLER DILIGENCE DELIVERIES

* 1.   Sorrento Hills Community Plan, dated January 1997, and approved by the
       City Council of the City of San Diego on March 17, 1997.

* 2.   Torrey Hills PRD/PID Design Guidelines and Development Standards, dated
       January 1997, and approved by the City Council of the City of San Diego on March 17, 1997.

* 3.   Torrey Hills Replacement Vesting Tentative Map 95-0554, dated January 13,
       1997, updated as of January 24, 1997 and approved by the City Council of the City of San Diego on March 17, 1997, including conditions of approval.[Tentative Map]

* 4.   Torrey Hills PID Site Plan, PID Landscape Concept Plan, PID Existing
       Topography. PRD Site Plan, PRD Landscape Concept Plan, PRD Brush
       Management Plan, PRD Cross-Sections, PRD Existing Topography, PRD Coastal
       Zone Map, and PRD Proposed Rezone Map, all dated January 13, 1997 and approved by the City Council of the City of San Diego on March 17, 1997.

* 5. Sorrento Hills Public Facility Financing Plan, dated January 1997 and approved by the City Council of the City of San Diego on March 17, 1997.

* 6.   Letter from Penelope Culbreth-Grate, Assistant City Manager, City of San
       Diego, dated November 6, 1996, confirming the status of the Sorrento
       Hills Development Transportation Phasing Thresholds.

  7.   Soil and Geologic Reconnaissance for Torrey Reserve Heights, dated
       September 30, 1992, prepared by Geocon Incorporated.

* 8.   Geotechnical Investigation for Torrey Reserve Heights Unit No. 1, San
       Diego, CA, dated June 30, 1995, prepared by Geocon Incorporated.

* 9.   Phase I Environmental Site Assessment dated August 29, 1995, prepared by
       Professional Services industries.

* 10.  Environmental Report dated September 10, 1993, prepared by
       Fugro-McCelland Environmental, Inc.

* 11.  Phase I Environmental Site Assessment dated June 23, 1997, prepared by
       Professional Services Industries.

* 12.  Signed Grading Plans dated 11/1/2000 for the Improvement of: Torrey Hills
       Unit 19. City "D" Sheets 28916-D.



                                  EXHIBIT "E"

* 13.  Torrey Hills Unit 19 Record Map. (Unrecorded)

  14.  SDG&E Easement executed 11/02/00.

* 15.  All Grading Plans, Topographical Surveys, Utility Plans affecting the
       Property.

  16.  All updated Soils Studies in Seller's possession.

NOTE: All items marked with an asterisk (*) are acknowledged as having previously been delivered to Buyer.



                                   EXHIBIT "E"

                                   EXHIBIT "F"

                                   GRANT DEED

RECORDING REQUESTED BY:

      Stewart Title of California, Inc.
      3111 Camino Del Rio North, Suite 900
      San Diego, California 92108

WHEN RECORDED MAIL TO, AND

MAIL TAX STATEMENTS TO:

      Torrey View Phase II, L.P.
      7676 Hazard Center Drive
      Suite 500
      San Diego, CA 92108

________________________________________________________________________________

                                   GRANT DEED

Title No.:___________________

Escrow NO.___________________

A.P.N. ______________________

The undersigned grantor declares:
Documentary transfer tax is _________________________________________.
(___) computed on full value of property conveyed, or (___) computed on full value less value of liens and encumbrances remaining at time of sale.

(___) Unincorporated area: (___) City of ________________________________, and

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged:

WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("GRANTOR"), hereby grants to TORREY VIEW PHASE II, L.P., a California limited partnership ("GRANTEE"), the real property in the City of San Diego, County of San Diego, State of California more particularly described in EXHIBIT "1" attached hereto and incorporated herein by this reference (the "PROPERTY").

Grantee accepts title to the Property subject to (i) all easements, covenants, conditions, restrictions, reservations, rights-of-way and other matters of record and any other matters approved by Grantee at or before the transfer of the Property and (ii) the Right of First Offer Agreement between Grantor and Grantee, each of which has been or will be recorded contemporaneously herewith.



                                   EXHIBIT "F"

      MAIL TAX STATEMENTS AS DIRECTED ABOVE.

                                          WESTBROOK TORREY HILLS, L.P.,
                                          a Delaware limited partnership

                                          By: Westerra Management, L.L.C., a
                                              Delaware limited liability company

                                              By: ______________________________
                                              Name: E. William Meyer
                                              Title: Vice President



                                          Grantee hereby accepts the grant of
                                          the Property upon the conditions and
                                          reservations and subject to the
                                          covenants stated in this Grant Deed.

                                          TORREY VIEW PHASE II, L.P.,
                                          a California limited partnership

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                   EXHIBIT "F"

Dated:________________

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF SAN DIEGO )

      On ____________________, before me, __________________________________, a
Notary Public in and for said County and State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

      ________________________________
      Notary Public

Dated:___________________

State of ________________ )
                          ) ss.
County of _______________ )

      On ____________________, before me, ___________________________________, a
Notary Public in and for said County and State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

      ________________________________
      Notary Public



                                   EXHIBIT "F"

                            EXHIBIT "1" TO GRANT DEED

                        LEGAL DESCRIPTION OF THE PROPERTY

      The +/- 10.73 gross acres of real property located in the City of San Diego, California and commonly known as Torrey Hills Unit 19, Lot 4 (as it will be designated on the proposed Final Map).

   [To be superceded by the legal description on the final Title Commitment.]



                                   EXHIBIT "F"

                                   EXHIBIT "G"

             RIGHT OF FIRST OFFER, RIGHT TO REPURCHASE AND AGREEMENT

RECORDING REQUESTED BY AND

WHEN RECORDED, MAIL TO:

      WESTBROOK TORREY HILLS, L.P.
      9404 Genesee Avenue, Suite 340
      San Diego, CA 92037
      Attn:  E. William Meyer


________________________________________________________________________________
                                      (Space Above Line For Recorder's Use Only)


      RIGHT OF FIRST OFFER, RIGHT TO REPURCHASE AND AGREEMENT

      THIS AGREEMENT OF RIGHT OF FIRST OFFER, RIGHT TO REPURCHASE AND AGREEMENT (the "AGREEMENT") is granted this ___ day of ___________, 200_, by TORREY VIEW PHASE II, L.P., a California limited partnership ("BUYER") to WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("SELLER"), upon the following terms and conditions:

                                 R E C I T A L S

      A. Pursuant to that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions between Buyer and Seller dated for reference purposes as of July 10, 2001 (the "PURCHASE AGREEMENT"), concurrently herewith Seller is conveying to Buyer the real property (the "PROPERTY") located in the City of San Diego (the "CITY"), State of California, more particularly described on Exhibit "1" attached hereto and incorporated herein by this reference. The Purchase Agreement requires Buyer to pay Five Million Fifty-six Thousand and 00/100 Dollars ($5,056,000.00) (the "PURCHASE AGREEMENT PURCHASE PRICE") to Seller as consideration for the purchase of the Property.

      B. As a material consideration inducing Seller to convey the Property to Buyer, Buyer has represented to Seller that it is acquiring the Property to develop thereon the improvements (the "BUYER IMPROVEMENTS") described in the documents listed on Exhibit "2" attached hereto and incorporated herein by this reference, and that Buyer intends to commence construction of the Buyer Improvements on or before the date that is three hundred sixty (360) days after the recordation of this Agreement (plus a period of time equal to the duration of events not within the reasonable control of Buyer) (the "CONSTRUCTION COMMENCEMENT DEADLINE"). Buyer has further represented to Seller that Buyer intends to complete construction of the Improvements on or before the date that is four hundred twenty (420) days after the commencement of construction (plus a period of time equal to the duration of events not within the reasonable control of Buyer) ("CONSTRUCTION COMPLETION DEADLINE"). Buyer has further



                                   EXHIBIT "G"
represented that it has not purchased the Property to transfer its interest therein until after Buyer shall have commenced construction of the Buyer Improvements on the Property.

      C. Buyer acknowledges that Seller is engaged in master-planning the development of that certain real property located in the City and more particularly described in Exhibit "3" attached hereto and incorporated herein by this reference ("TORREY HILLS"). The Property is located within Torrey Hills. Seller agreed to sell the Property to Buyer in part in reliance on Buyer's representation that it would develop the Buyer Improvements on the Property, and if Buyer should fail to commence construction of the Buyer Improvements or should transfer its interest in the Property to another investor or builder on or before the Construction Commencement Deadline, then Seller will be substantially and irreparably damaged.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, including without limitation the sale of the Property to Buyer, Buyer and Seller hereby agree as follows:

      1.    Right of First Offer.

            1.1.  Grant of Right to Seller.

                  1.1.1. Except to an "END USER", defined for all purposes herein as a third party entity with an unconditional obligation to Buyer to occupy at least fifty percent (50%) of the office building constructed as part of Buyer's Improvements, and who unconditionally assumes the obligations of Buyer under this Right of First Offer Agreement, Buyer shall not transfer its interest in the Property or any part thereof, other than to a Buyer's affiliate, except subject to Seller's right of first offer (the "RIGHT OF FIRST OFFER") to purchase the Property as provided herein, unless Buyer shall have first Commenced Construction (as defined in Section 15 hereof). Buyer shall not transfer the Property, or any portion thereof, other than as provided above without first giving prior written notice (the "RFO NOTICE") thereof to Seller unless Buyer shall have first Commenced Construction. The RFO Notice shall include a summary of the terms of the proposed transfer, including without limitation, the purchase price, method of payment and condition of title to be transferred. Each RFO Notice shall state a purchase price in cash.

                  1.1.2. If Seller, within thirty (30) days after receipt of the RFO Notice, indicates in writing to Buyer its agreement to purchase the Property or portion thereof to be sold on the terms stated in the RFO Notice, Buyer shall sell and convey the Property to Seller on the same terms and conditions as set forth in the RFO Notice. If Seller does not notify Buyer of its intent to exercise its Right of First Offer within such thirty (30) day period, or if Seller gives Buyer written notification that it does not elect to exercise the Right of First Offer, then Buyer may transfer the Property or portion thereof free of the Right of First Offer on the same terms and conditions not substantially more favorable than those offered to Seller as set forth in the RFO Notice other than the cash consideration which may not be less than 95% of the cash consideration set forth in the RFO Notice.



                                   EXHIBIT "G"

                  1.1.3. If Buyer does not complete the transfer of the Property within one hundred eighty (180) days after (i) the expiration of the aforementioned thirty (30) day period, or (ii) such earlier date on which Seller notifies Buyer that Seller does not wish to exercise its Right of First Offer, or if Buyer intends to transfer the Property or a portion thereof on terms and conditions which are changed or modified from those stated in the RFO Notice, then the transaction or any further transaction shall be deemed a new determination by Buyer to transfer the subject Property or portion thereof and the prior provisions of this Agreement to provide Seller with a Right of First Offer shall again be applicable.

                  1.1.4. The Right of First Offer shall be extinguished if and only if (i) this Agreement terminates in accordance with Section 11 hereof or
(ii) Seller fails to exercise its right to purchase the Property within the thirty (30) day period specified above and Buyer thereafter enters into a binding agreement to transfer the Property on the described terms within the one-hundred eighty (180) day period provided above, and provided the offer presented to Seller in the RFO Notice was made in good faith. Failure by Seller to respond to any other offer shall in no way extinguish the Right of First Offer which shall in such case continue to burden the Property.

            1.2. Transfer Defined. As used in this instrument, the term "TRANSFER" shall be defined to mean any transfer, sale, lease for a term greater than ten (10) years, or other conveyance, whether by agreement for sale or in any other manner, but shall exclude any transfer merely as security for the performance of an obligation and any transfer to a transferee to whom Buyer could have assigned the Purchase Agreement pursuant to the provisions thereof.

            1.3. Right of First Offer Exercised. Within ten (10) days after Buyer's receipt of the RFO Exercise Notice, an escrow shall be opened at an escrow company selected by Seller, which escrow shall have a time limit of forty-five (45) days. Buyer shall transfer its interest in the Property through said escrow to Seller or Seller's nominee pursuant to the terms and conditions of the transfer as set forth in the RFO Notice. Buyer and Seller, or Seller's nominee, shall each pay one-half (1/2) of the escrow fees; Buyer shall pay for
(i) any documentary tax stamps; (ii) if the transfer is in fee, an ALTA standard Owner's Policy of Title Insurance issued by a title company satisfactory to Seller or its nominee in the full amount of the purchase price showing fee title vested in Seller or its nominee in the condition set forth in the RFO Notice; and (iii) any additional amount that may be required to deliver title subject to the terms and conditions set forth above, including without limitation, any amount required to pay the indebtedness secured by a mortgage, deed of trust or other encumbrance on the Property (in the event title is to be conveyed free and clear of any such encumbrance) and the cost of obtaining any demand for payment of such indebtedness and obtaining and recording the reconveyance, release or satisfaction of any such encumbrance; and Seller or its nominee shall pay the recording fee for any other instruments which are recorded through such escrow.

      2.    Option.

            2.1. Grant of Option. Buyer hereby grants to Seller an option (the "OPTION") to purchase the Property if Seller shall have not Commenced Construction on or before the Construction Commencement Deadline. Seller or its nominee may exercise the Option by written notice to Buyer (the "OPTION EXERCISE NOTICE") at any time that is after the Construction



                                   EXHIBIT "G"

Commencement Deadline, but not later than the earlier of: (a) sixty (60) days after the Construction Commencement Deadline or (b) the date when Buyer shall have Commenced Construction. The purchase price, upon exercise of the Option shall be the Purchase Agreement Purchase Price payable in cash at the closing of the repurchase of the Property. Seller shall have no obligation to (i) reimburse Buyer for any taxes or maintenance charges paid by Buyer with respect to the Property or any other sums paid by Buyer in connection with its purchase of the Property or (ii) pay Buyer any interest on the purchase price paid by Buyer. Upon the repurchase of the Property the Property shall be conveyed to Seller subject only to the Permitted Encumbrances (as defined in the Purchase Agreement) and any non-monetary encumbrances to which Seller shall have consented (together with the Permitted Encumbrances, the "OPTION ENCUMBRANCES").

            2.2. Exercise of Option. Within ten (10) days after Buyer's receipt of the Option Exercise Notice, if Buyer still has not commenced construction, an escrow shall be opened at an escrow company selected by Seller, which escrow shall have a time limit of forty-five (45) days. Buyer shall transfer its interest in the Subject Property through said escrow to Seller or Seller's nominee for the Purchase Agreement Purchase Price. Buyer and Seller, or Seller's nominee, shall each pay one-half (1/2) of the escrow fees; Buyer shall pay for
(i) any documentary tax stamps; (ii) an ALTA standard Owner's Policy of Title Insurance issued by a title company satisfactory to Seller or its nominee in the full amount of the Purchase Price showing fee title to the Property vested in Seller or its nominee subject only to the Option Encumbrances, and (iii) any additional amount that may be required to deliver title subject only to the Option Encumbrances, including without limitation, any amount required to pay the indebtedness secured by a mortgage, deed of trust or other encumbrance on the Property and the cost of obtaining any demand for payment of such indebtedness and obtaining and recording the reconveyance, release or satisfaction of any such encumbrance; and Seller or its nominee shall pay the recording fee for any other instruments which are recorded through such escrow.

      3.    Construction of Improvements - Covenants that Do Not Run With the
Land.

            3.1. Soils. Buyer has made or, prior to the construction of any improvements on the Property, will make its own tests to ascertain the amount and extent of the present fill and/or any subsurface or soil condition upon or in connection with the Property and Seller shall have no liability because of or resulting from any fill or any subsurface or soil condition upon or in connection with the Property, including without limitation subsurface geologic or ground water conditions.

            3.2. Approval of Buyer Improvements. The approval by Seller of Buyer's Improvements shall not be deemed approval for architectural or engineering design nor a representation or warranty as to the adequacy or sufficiency of such plans and specifications or the construction contemplated thereby for any use or purpose. By approving such plans and specifications, Seller assumes no liability or responsibility therefor or for any defect in any structure constructed from such plans and specifications.



                                   EXHIBIT "G"

      4.    Construction of Improvements - Covenants that Run With the Land.

            4.1. Compliance with Buyer Improvements. Buyer shall not construct and shall not permit any other person to construct any improvement or improvements on the Property unless all such improvements substantially comply with the Buyer Improvements. Buyer shall submit to Seller any material modifications to Buyer's Improvements (as defined on Exhibit "A"), prior to implementing same. Seller's approval of said modifications shall not be unreasonably withheld or delayed, so long as the modifications substantially conform with Buyer's Improvements. Seller's approval of any such modifications shall constitute an express condition to Seller's obligation to effect the Closing. Seller shall cooperate reasonably with Buyer in Buyer's efforts to obtain all required governmental approvals and permits for construction of Buyer's Improvements.

            4.2. Compliance with Laws. Buyer shall construct and complete any and all improvements on the Property in compliance with all public laws, ordinances and regulations applicable thereto and at the sole cost and expense of the Buyer.

            4.3. Construction of Initial Improvements. Buyer shall be under no obligation to commence construction of the Buyer's Improvements; provided however, that if Buyer shall have commenced construction of the Buyer's Improvements, then Buyer shall thereafter diligently prosecute such construction to completion with a goal of completing all of the Improvements on or before the Construction Completion Deadline.

            4.4. ADTs. Under the existing development entitlements for Torrey Hills, a limited number of average daily trips ("ADTs") have been allocated to Torrey Hills and the portion of Torrey Hills where the Property is located. Seller shall cooperate reasonably with Buyer to effect an allocation of Seller's ADTs to the Property consistent with Buyer's Improvements, but such Seller allocation shall not exceed the amount required by applicable regulations to support 103,800 square feet of office space ("BUYER'S MAXIMUM ADT ALLOCATION"). Buyer shall neither use nor seek an allocation of Seller-owned ADTs to the Property in an amount greater than Buyer's Maximum ADT Allocation. Seller shall have the right to allocate and control the allocation of any ADTs not allocated to, or used by, Buyer and the Property for use in connection with the development of the balance of Torrey Hills.

            4.5.  Subdivision Improvements. [Purposefully deleted.]

      5. Indemnification. Buyer shall indemnify, protect, defend (with counsel approved by Seller) and hold harmless Seller, its contractors and its employees from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys' fees and court costs) sustained by or threatened against Seller, its contractors and its employees which result from, arise out of or relate to Buyer's development of or construction on the Property from and after the Closing except to the extent caused by Seller's fraudulent, willful or grossly negligent acts.

      6. Liquidated Damages. Buyer and Seller agree that if Buyer were to breach its obligation to convey fee title in the Property to Seller as set forth in Subsection 1.1.2 hereof or Section 2.2 hereof, then Seller would suffer actual and consequential damages because Seller's



                                   EXHIBIT "G"
ability to develop its property located in the County of San Diego in a coordinated fashion would be hindered and that such damages will be difficult to compute. Therefore, if Buyer breaches its obligation to convey fee title in the Property to Seller as set forth in Subsection 1.1.2 or Section 2.2 hereof, and if Seller seeks a damages remedy for such breach, then Buyer shall pay liquidated damages (the "LIQUIDATED DAMAGES") to Seller in an amount equal to ten percent (10%) of the Purchase Agreement Purchase Price. Buyer and Seller agree that the Liquidated Damages is a reasonable estimate of the damages Seller would suffer as a result of a breach by Buyer of its obligation to convey fee title in the Property to Seller. Buyer and Seller agree that this liquidated damages provision shall not be deemed an election of remedies, and Seller shall retain the right to seek, in lieu of Liquidated Damages, specific performance of Buyer's obligation to convey the Property. If and to the extent any instrument, including any deed of trust, purports to secure the obligations under this Agreement, such instrument (i) shall not secure Buyer's obligation to convey the Property and (ii) with respect to Buyer's obligations hereunder, shall secure only Buyer's obligation to pay Liquidated Damages.

      7. Assignment. Seller shall have the right to assign its interest in this Agreement provided that Seller shall not be relieved of any of its obligations hereunder. Any assignee shall execute and deliver to Buyer an assumption agreement binding the assignee to all of Seller's obligations under this Agreement and the related agreements and documents.

      8. Release on Dedication. Any portion of the Property which is dedicated or otherwise conveyed to and accepted by a public entity shall automatically be released from this instrument without the payment of any consideration to Seller. Within ten (10) days after a written request from Buyer, Seller agrees to execute an instrument in recordable form evidencing such release, provided that Buyer shall accompany such request for release with evidence satisfactory to Seller that the foregoing conveyances have been or are about to be made.

      9. Covenants to Run with the Land. The Property shall be held, developed, conveyed, hypothecated, encumbered, leased, rented, used and occupied subject to the covenants, conditions, restrictions and other limitations set forth in Sections 4.1, 4.2, 4.3 and 4.5 of this Agreement (collectively, the "RESTRICTIONS"). The Restrictions are for the benefit of the portion of Torrey Hills which is owned by Seller as of the date hereof (the "BENEFITTED PROPERTY"); provided however, Seller shall have the right, within twenty-five
(25) years after the recordation hereof, by duly recorded amendments hereto to unilaterally add to the Benefitted Property, any real property now or hereafter owned by Seller that is contiguous to Torrey Hills. The Restrictions, and only the Restrictions, are intended and shall be construed as covenants and conditions running with and binding the Property and equitable servitudes upon the Property and every part thereof. Furthermore, all and each of the Restrictions shall be binding upon and burden all persons having or acquiring any right, title or interest in the Property, or any part thereof, and their successors and assigns, and shall inure to the benefit of the Benefitted Property and the owners of the Benefitted Property, their successors and assigns.

      10. Termination. The Option and the Right of First Offer shall terminate and cease to have further force or effect on the earlier to occur of (i) the date when Buyer shall have Commenced Construction or (ii) four (4) years after the recordation hereof. This Agreement shall terminate and cease to have any further force or effect on the earlier to occur of (i) the date


                                  EXHIBIT "G"
when Buyer shall have Completed Construction, or (ii) six (6) years after the recordation hereof or (iii) the date provided in Section 1.1.4. Notwithstanding the foregoing, Seller, acting alone and without the concurrence of any other owner of any portion of the Benefitted Property, shall have the right at any time and for any reason, but under no circumstances except as may be provided hereunder shall Seller have any obligation, to release all or any portion of the Property from any or all of the covenants, conditions, restrictions and other limitations set forth in this Agreement by recordation of a duly executed release of this Agreement, which in all events Seller shall execute and record upon termination of this Agreement, upon Buyer's request.

      11. Choice of Law; Attorneys' Fees. This Agreement shall be construed and applied in accordance with the laws of the State of California. Should either party hereto institute any action or proceeding in court or any arbitration or similar proceeding to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceedings.

      12. Assignment of Warranties and Plans. In the event the Property or any portion thereof is transferred to Seller or its nominee hereunder, all warranties in which Buyer may then have an interest relating to work, labor, skill or materials furnished in connection with the construction of any improvements on the Property or portion thereof transferred shall thereupon be deemed (a) assigned to, and (b) the property of, Seller or its nominee without further act or consideration. Also in the event of such transfer, all of Buyer's rights to the plans and specifications which have been prepared by or for Buyer related to improvements on the Property or portion thereof transferred, whether constructed or not, shall be deemed assigned to, and the property of, Seller or its nominee without consideration or expense to Seller or its nominee. Buyer agrees to execute, within ten (10) days of a request by Seller or its nominee, such documents as Seller or its nominee reasonably requests to document the foregoing assignments.

      13. Notices. Any notice or other communications to be given or other documents to be delivered by any party to the other or others and any payments from Buyer to Seller, may be delivered in person to an officer of any party, or may be deposited in the United States mail in the City, duly certified or registered, return receipt requested, with postage prepaid or delivered by Express Mail of the U. S. Postal Service or Federal Express or any other courier guaranteeing overnight delivery, charges prepaid. Notices and other communications may also be transmitted by telegraph or facsimile transmission. All notices, communications and/or payments should be addressed to the party for whom intended, as follows:

            To Buyer at its business office:

                  7676 Hazard Center Drive, Suite 500
                  San Diego, CA 92108
                  Attention:  James C. Purvis
                  Facsimile:  (619) 497-2644
                  Telephone:  (619) 497-2567


                                   EXHIBIT "G"

            With a copy to:

                  Sherman & Lapidus, LLP
                  750 B Street, Suite 2330
                  San Diego, CA 92101
                  Telephone: (619) 338-4912
                  Fax: (619) 231-8770
                  Attn:  Lawrence M. Sherman

            To Seller at its business office:

                  Westbrook Torrey Hills, L.P.
                  9404 Genesee Avenue, Suite 340
                  La Jolla, California  92037
                  Telephone:  (858) 455-1234
                  Fax:  (858) 453-2010
                  Attn: E. William Meyer, Vice President and General Manager

            With a copy to:

                  Westerra Management, LLC
                  3030 LBJ Freeway, Suite 1500
                  Dallas, Texas  75234
                  Attn:  Laura L. Brewer, Asst. General Counsel
                  Telephone:  (972) 443-6063
                  Fax:  (972) 443-6192

      Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. Any notice, document or payment sent by registered or certified mail shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Any notice, document or payment sent by overnight service shall be deemed delivered twenty-four (24) hours after delivery of the same, charges prepaid, to the U. S. Postal Service or private courier. If any notice is telegraphed, the same shall be deemed delivered forty-eight (48) hours after the transmission thereof. Any notice transmitted by telecopy shall be deemed served or delivered if such telecopy is confirmed by expedited delivery service or by mail in the manner previously described.

      14. Construction of Language. As used herein, Buyer shall be deemed to have "COMMENCED CONSTRUCTION" on the date when Buyer shall have (i) obtained all permits necessary to commence construction of the Buyer's Improvements and (ii) caused the foundations and footings for all building(s) which are to be a part of the Improvements to be poured pursuant to construction contracts reasonably calculated to cover the complete construction of Buyer's Improvements. Buyer shall be deemed to have "COMPLETED CONSTRUCTION" on the date when construction of such building is substantially complete and the governmental authorities with the authority to issue a certificate of occupancy or similar approval for the use of such building have issued such a certificate of occupancy or similar approval, as the case may be.



                                   EXHIBIT "G"

      15. Recitals. The "Recitals" of this Agreement are for general information purposes only, and are not intended to be binding on or representations of Buyer or Seller.

      16. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions will be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction to the extent that the remaining enforceable and valid provisions of this Agreement may be construed in a fashion and act independently of the invalid or unenforceable provisions to effectuate the intent of the parties as evidenced by this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

"BUYER"                                  "SELLER"

TORREY VIEW PHASE II, L.P.,              WESTBROOK TORREY HILLS, L.P., a
a California limited partnership         Delaware limited partnership

By:___________________________________   By: Westerra Management, L.L.C., a
Name:_________________________________       Delaware limited liability company,
Title:________________________________       its authorized representative

                                             By:________________________________
                                             Name:  E. William Meyer
                                             Title: Vice President



                                   EXHIBIT "G"

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF SAN DIEGO )

      On ____________________, before me, __________________________________, a
Notary Public in and for said County and State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

      ________________________________
      Notary Public

State of ________________ )
                          ) ss.
County of _______________ )

      On ____________________, before me, ___________________________________, a
Notary Public in and for said County and State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

      ________________________________
      Notary Public



                                   EXHIBIT "G"

                       EXHIBIT "1" TO RIGHT OF FIRST OFFER

                                  THE PROPERTY

      The +/- 10.73 gross acres of real property located in the City of San Diego, California and commonly known as Torrey Hills Unit 19, Lot 4 (as it will be designated on the proposed Final Map).

   [To be superceded by the legal description on the final Title Commitment.]



                                   EXHIBIT "G"

                       EXHIBIT "2" TO RIGHT OF FIRST OFFER

                              BUYER'S IMPROVEMENTS

I.    Description: The Buyer's Improvements are generally described as follows:

      a. The construction of not more than two (2) buildings of no greater than 70 feet in height, measured from the pad surface level to the top of the building parapet; provided, however, elevator shafts and related equipment; heating, ventilating and air conditioning equipment; and satellite dishes and other communications equipment, all of which shall be screened, may extend to a maximum height of 78 feet.

      b.    The use of architectural highlights at key elements of the building.

      c. The use of tinted not reflective glazing typical throughout the project as dictated by the approved PID.

      d.    The limiting of the parking garages to two levels above grade.

      e. The locating of mechanical equipment in yards located at or below grade.

      f. All other on-site subdivision improvements not completed by Seller as of Closing and not included in Seller's Improvements.

II. Average Daily Trips: Seller shall cooperate reasonably with Buyer to effect an allocation of average daily trips (ADTs) to the Property consistent with Buyer's Improvements (subject to and as defined by the term "Buyer's Maximum ADT Allocation" in Section 1(l) of the Purchase and Sale Agreement). Buyer shall neither use nor seek an allocation of Seller-owned ADTs to the Property in an amount greater than Buyer's Maximum ADT Allocation. Any ADTs not used in association with Buyer's Improvements to the Property, shall remain with Seller for use in connection with the development of the balance of Torrey Hills.

III. Approvals: Buyer shall bear responsibility for obtaining all permits, licenses and other approvals required for the development of the Buyer's Improvements, and the receipt thereof shall expressly not constitute a condition to Closing except for modifications to Buyer Improvements which must be approved by Seller in accordance with Section 4.2 of the Purchase and Sale Agreement. Buyer shall bear all costs associated with any such permits, licenses and other approvals. Prior to contacting or meeting with any governmental entity with respect to the Property, Buyer shall give Seller reasonable advance notice of such contact or meeting and shall let representatives of Seller attend and participate in such contact or meeting. Prior to submitting any items (including without limitation any applications, proposals, plans, requests or other documents) relating to the Property or Buyer's contemplated use of the Property to the City or any such entity, Buyer first shall obtain Seller's written approval of such items, which shall not be unreasonably withheld or delayed, so long as said items are in substantial conformance with subparagraph I. a. above. Approval of a particular item shall be deemed given by Seller if Seller does not disapprove of the item within five (5) Business Days after Buyer's delivery thereof to Seller. Specific time periods for notices and approvals under this
Section III shall be in accordance with the Purchase and Sale Agreement.



                                   EXHIBIT "G"

                       EXHIBIT "3" TO RIGHT OF FIRST OFFER

                                  TORREY HILLS



                                   EXHIBIT "G"

                                   EXHIBIT "H"

                UNDERTAKING OF REPRESENTATIONS AND WARRANTIES AND

                              RELEASE AND AGREEMENT

      THIS UNDERTAKING OF REPRESENTATIONS, AND WARRANTIES AND RELEASE AND AGREEMENT (this "UNDERTAKING") is made on the date set forth below by TORREY VIEW PHASE II, L.P., a California limited partnership ("BUYER"), for the benefit of WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("SELLER"). Buyer represents and covenants for the benefit of Seller as follows:

      1. The Agreement. Pursuant to that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions (the "PURCHASE AGREEMENT"), dated for reference purposes as of July 10, 2001, by and between Buyer and Seller, Buyer has had full access to and has (to Buyer's satisfaction) inspected and evaluated for potential purchase the Property. Buyer is executing this Undertaking pursuant to Section 6.2 of the Purchase Agreement, effective as of the Closing, and Seller would not sell the Property to Buyer but for Seller's agreements hereunder. Capitalized terms used herein without definition shall have the meaning set forth in the Purchase Agreement.

      2. Inspection Complete. Buyer and experts of Buyer's choice have had full access to and have (to Buyer's satisfaction):

            (a) physically inspected the "PROPERTY", as such term is used in the Purchase Agreement, and independently assessed its physical and environmental condition;

            (b) independently determined the value, marketability and habitability of the Property and the feasibility of the use and development of the Property for the development of Buyer's Improvements;

            (c) independently assessed the attributes and viability of the Improvement Plans;

            (d) independently analyzed the effect of all permits, approvals, laws, statutes, rules, ordinances and other governmental regulations and requirements applicable to the Property or any of the foregoing, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters; and

            (e) independently verified the completeness and accuracy of all documents and information, if any, provided to Buyer by Seller and Seller's agents and of all information deemed necessary or material by Buyer to close the purchase of the Property.

      3. Acquisition "AS IS". Buyer is acquiring and hereby accepts the Property on an "AS IS, WHERE IS, WITH ALL FAULTS" basis, without any continuing representations or warranties, oral or written, of Seller of any kind, except as expressly set forth in Section 9 of the Purchase Agreement. Buyer represents, acknowledges and agrees that:



                                   EXHIBIT "H"

            (a) Buyer's decision to purchase the Property pursuant to the Purchase Agreement is based solely upon Buyer's own independent evaluation of information deemed relevant to Buyer, Buyer has had an ample opportunity to collect and assess such information, and Buyer has not relied upon any written or oral promises, representations or inducements which have been made by Seller or Seller's agents in connection with the Property or the Purchase Agreement; and

            (b) Except as set forth in the Right of First Offer, there are no promises, representations or inducements by Seller or Seller's agents in connection with the Property, and from and after the close of escrow under the Purchase Agreement, Seller shall have no obligation to perform, cause to be performed or pay for any work relating to the Property or its condition.

      4.    Release.

            (a) Except as otherwise provided in the Purchase Agreement, Buyer hereby absolutely and irrevocably releases Seller and its attorneys, officers, directors, agents, servants, contractors, employees, and parent and subsidiary corporations and predecessors in interest (collectively the "Released Parties") from any and all claims, rights, demands, suits, causes of action, losses, costs, obligations, liabilities and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating in any way to the Purchase Agreement, the relationship of Seller and Buyer, the Property, its condition, its value, its marketability, its habitability, its feasibility for use and development, the attributes and viability of the Improvement Plans and the effect of any permits, approvals, laws, statutes (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Sections 9601 et. seq.), rules, ordinances and other governmental regulations or requirements applicable to any of the foregoing (including but not limited to permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation, parking and environmental matters), or any other matters pertinent to Buyer's acquisition, ownership, use or development of the Property.

            (b) Buyer hereby acknowledges that Buyer has not relied upon any other representation of any kind made by Seller in making the foregoing release.

            (c) Buyer is aware of the provisions of Section 1542 of the California Civil Code which Section reads as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Buyer waives the provisions of said Section 1542 of the California Civil Code and the provisions of any other applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected Buyer's decision to agree to this release.


                                   EXHIBIT "H"

            (d) It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

      5. Advice of Counsel. Buyer hereby agrees, represents and warrants that Buyer has had advice of counsel of its own choosing in negotiations relating to the Purchase Agreement, in consummating the transactions contemplated by the Purchase Agreement, and in delivering this Undertaking. Buyer further acknowledges that it has read the provisions of the Purchase Agreement and this Undertaking (including the foregoing release), that Buyer has had the legal effect of the Purchase Agreement and this Undertaking (including the foregoing release) fully explained by such counsel, and that Buyer is fully aware of the contents of the Purchase Agreement and this Undertaking and of their respective legal effect.

Dated:____________________________

TORREY VIEW PHASE II, L.P.,
a California limited partnership

By:_______________________________
Name:_____________________________
Title:____________________________



                                   EXHIBIT "H"

                                   EXHIBIT "I"

                           ASSIGNMENT OF WORK PRODUCT

      THIS ASSIGNMENT OF WORK PRODUCT (this "ASSIGNMENT") is made and entered into as of _______________, 200__ from TORREY VIEW PHASE II, L.P., a California limited partnership ("ASSIGNOR"), to WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("ASSIGNEE").

                                    RECITALS

      A. Assignor and Assignee are the parties to that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions dated as of July 10, 2001 for reference purposes only (the "PURCHASE AGREEMENT"). Capitalized terms used herein without definition shall have the meaning set forth in the Purchase Agreement, if defined therein.

      B. In accordance with the terms and conditions of the Purchase Agreement, Assignor has agreed to assign Assignor's interest in the Buyer Development Documents to Assignee in accordance with the terms of this Assignment.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby covenants and agrees as follows:

                                    AGREEMENT

      1. Assignor hereby sells, assigns, conveys and transfers to Assignee as of the date hereof, without any representation or warranty with respect thereto (including without limitation any representation or warranty as to the condition of title thereof) all of Assignor's right, title, claim and interest in, to and under the Buyer Development Documents and all intangible rights represented thereby, but only to the extent the Buyer Development Documents and such intangible rights can be sold, assigned, conveyed or transferred by Assignor to Assignee in accordance with their terms without violation of law.

      2. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

      3. This Assignment be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.



                                   EXHIBIT "I"

      IN WITNESS WHEREOF, Assignor has executed this Assignment the day and year first above written.

                                          ASSIGNOR:

                                          TORREY VIEW PHASE II, L.P.,
                                          a California limited partnership

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                   EXHIBIT "I"

                                   EXHIBIT "J"

                                     RELEASE

      THIS RELEASE ("RELEASE") is entered into on __________________, 200__, by TORREY VIEW PHASE II, L.P., a California limited partnership, as "BUYER".

                                    RECITALS

      1. Buyer and Westbrook Torrey Hills, L.P., a Delaware limited partnership ("SELLER") entered into that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions (the "PURCHASE AGREEMENT") dated for reference purposes as of July 10, 2001, which provided for the purchase and sale of certain property located in San Diego County, California.

      2. Pursuant to applicable provisions of the Purchase Agreement, the Purchase Agreement has terminated and Buyer is conditionally entitled to a refund of all or a portion of the Earnest Money. Under Section 17 of the Purchase Agreement, Buyer must execute and deliver this Release to Seller.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees as follows:

      (a) Buyer hereby ratifies and confirms the above recitals. All defined terms used in this Release shall have the same meanings assigned them in the Purchase Agreement.

      (b) Buyer hereby releases and discharges Seller, its agents and contractors from any and all claims, liabilities and expenses (including reasonable attorneys' fees) in connection with the Purchase Agreement, and does further ratify and confirm that Buyer has no rights in and to the Property.

      (c) This Release does not purport to release any matter which is expressly provided in the Purchase Agreement to survive termination or the matters set forth below, and Buyer hereby expressly reserves all rights and remedies relating to the mutual indemnities made in
            Section 25 of the Purchase Agreement.

      (d) Buyer hereby represents and warrants to Seller that Buyer has the power and authority to enter into this Release and that it is the owner and holder of all claims and causes of action purported to be released hereunder.

      (e) Buyer hereby confirms that it is aware of and understands the provisions of California Civil Code Section 1542, which states:



                                   EXHIBIT "J"

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

            Buyer hereby waives the provisions of Section 1542 of the California Civil Code and the provisions of any other applicable laws restricting the release of claims which such person does not know or suspect to exist at the time of this Release, which, if known, could have materially affected such person's decision to agree to execute and deliver this Release.

                                          BUYER:

                                          TORREY VIEW PHASE II, L.P.,
                                          a California limited partnership


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                   EXHIBIT "J"

                                   EXHIBIT "K"

                        PARTIAL ASSIGNMENT OF WARRANTIES

      THIS PARTIAL ASSIGNMENT OF WARRANTIES (the "AGREEMENT") is dated as of _______________, 2001 and is made between WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership ("SELLER"), and TORREY VIEW PHASE II, L.P., a California limited partnership ("BUYER").

                                    RECITALS

      A. Pursuant to that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions between Buyer and Seller, dated for reference purposes as of July 10, 2001 (as amended from time to time, the "PURCHASE AGREEMENT"), Seller is conveying the real property more particularly described therein (the "PROPERTY") to Buyer. Capitalized terms used herein without definition shall have the meaning set forth in the Purchase Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, without limitation, the sale of the Property to Buyer, Buyer and Seller hereby agree as follows:

      1. Assignment of Warranties. Seller hereby assigns (without any warranty) to Buyer all of Seller's right, title and interest in and to all warranties and studies in which Seller has an interest relating to work, labor, or materials furnished in connection with the physical improvement of the Property.

      2. Seller's Cooperation. In furtherance of this assignment and as otherwise set forth in the Purchase Agreement, Seller shall reasonably cooperate with Buyer in Buyer's pursuit of approvals for its intended development of the Property.



                                   EXHIBIT "K"

                                         SELLER:

                                         WESTBROOK TORREY HILLS, L.P., a
                                         Delaware limited partnership

                                         By: Westerra Management, L.L.C., a
                                             Delaware limited liability company,
                                             Its Authorized Representative

                                             By:________________________________
                                             Name:  E. William Meyer
                                             Title: Vice President


                                          BUYER:

                                          TORREY VIEW PHASE II, L.P.,
                                          a California limited partnership

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                   EXHIBIT "K"

                                   Page 2 of 2